Exhibit 10.1

LICENSE, TRANSFER, AND DEVELOPMENT AGREEMENT

BY AND AMONG

SERENITY PHARMACEUTICALS LLC

AND

ALLERGAN SALES, LLC,

ALLERGAN USA, INC., AND

ALLERGAN, INC.

MARCH 31, 2010

TABLE OF CONTENTS

Page

1.	DEFINITIONS

2.	ASSIGNMENTS AND LICENSES

	2.1	Assignments to Allergan
	2.2	License to Allergan
	2.3	Allergan Sublicense Rights
	2.4	Licenses to Serenity
	2.5	Right of First Negotiation and Refusal
	2.6	Disclosure
	2.7	No Implied Rights or Licenses

3.	COMMITTEES

	3.1	Generally
	3.2	Governance of Each Committee
	3.3	Joint Development Committee
	3.4	Joint Supply Committee
	3.5	Escalation Procedure
	3.6	Alliance Managers

4.	DEVELOPMENT AND SUPPLY

	4.1	Development Activities
	4.2	Nocturia Development and Supply Plan
	4.3	Development Costs
	4.4	Efforts
	4.5	Standard of Performance
	4.6	Technology Transfer
	4.7	Subcontracting of Development Work
	4.8	Development Reports
	4.9	Records
	4.10	Manufacturing

5.	REGULATORY MATTERS

	5.1	Obligations of the Parties Relating to Regulatory Submissions
	5.2	Regulatory Inspection or Audit
	5.3	Audits
	5.4	Regulatory Authority Communications Received by a Party

	5.5	No Harmful Actions
	5.6	Adverse Event Reporting and Safety Data Exchange
	5.7	Remedial Actions

6.	COMMERCIALIZATION

	6.1	Efforts
	6.2	Trademarks

7.	PAYMENT OBLIGATIONS

	7.1	Intellectual Property Assignment and License Fee
	7.2	Development Milestone Payments
	7.3	Net Sales Milestone Payments
	7.4	Royalties; Sublicense Income; Other Product Consideration
	7.5	CPEX License
	7.6	Reports and Payments
	7.7	Currency of Payment
	7.8	Accounting
	7.9	Withholding Tax
	7.10	Books and Records; Audit Request
	7.11	Blocked Currency
	7.12	Interest

8.	INTELLECTUAL PROPERTY

	8.1	Existing Intellectual Property
	8.2	Inventions
	8.3	Infringement by Third Parties
	8.4	Infringement of Third Party Rights

9.	REPRESENTATIONS, WARRANTIES, AND COVENANTS

	9.1	The Parties’ Representations and Warranties
	9.2	Additional Representations, Warranties, and Covenants of Serenity
	9.3	Additional Representations, Warranties, and Covenants of Allergan
	9.4	Inaccuracies

10.	INDEMNIFICATION AND INSURANCE

	10.1	Indemnification by Serenity
	10.2	Indemnification by Allergan
	10.3	Process for Indemnification
	10.4	Insurance

11.	LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTY

	11.1	LIMITATION OF LIABILITY

	11.2	DISCLAIMER OF WARRANTY

12.	CONFIDENTIALITY

	12.1	Confidentiality; Exceptions
	12.2	Degree of Care
	12.3	Permitted Disclosures
	12.4	Irreparable Injury
	12.5	Return of Confidential Information
	12.6	Public Disclosure

13.	TERM AND TERMINATION

	13.1	Term
	13.2	Termination by Allergan
	13.3	Termination for Material Breach
	13.4	Termination upon Insolvency
	13.5	Consequences of Expiration or Termination
	13.6	General Surviving Obligations
	13.7	Rights in Bankruptcy

14.	MISCELLANEOUS

	14.1	Agency
	14.2	Assignment
	14.3	Further Actions
	14.4	Notices
	14.5	Amendment
	14.6	Waiver
	14.7	Counterparts; Electronic Delivery
	14.8	Construction
	14.9	Governing Law; Dispute Resolution
	14.10	Severability
	14.11	Compliance with Applicable Laws
	14.12	Remedies
	14.13	Force Majeure
	14.14	Interpretation
	14.15	Entire Agreement of the Parties

Exhibits
Exhibit 1.8	Assigned Reprise Patent Rights
Exhibit 1.9	Assigned Serenity Patent Rights
Exhibit 1.18	Compound
Exhibit 1.26	Development Safety Triggers
Exhibit 1.27	Devices

Exhibit 1.45	Licensed Patent Rights
Exhibit 1.49	Nocturia Development and Supply Plan
Exhibit 2.1(a)(i)	Form of Patent Assignment Agreement
Exhibit 3.3	Membership of the Joint Development Committee
Exhibit 3.4	Membership of the Joint Supply Committee
Exhibit 4.1(d)	Key Development Personnel
Exhibit 4.3(a)(iv)	Non-Shared Activities
Exhibit 4.7	Permitted Subcontractors
Exhibit 4.10(b)	Serenity Manufacturers as of the Effective Date
Exhibit 4.10(d)	Specifications
Exhibit 4.10(i)	Unit Transfer Price Cap
Exhibit 9.2	Exceptions to Serenity’s Representations
Exhibit 12.6	Press Release

LICENSE, TRANSFER, AND DEVELOPMENT AGREEMENT

THIS LICENSE, TRANSFER, AND DEVELOPMENT AGREEMENT (the “Agreement”) is made and entered into as of March 31, 2010 (the “Effective Date”) by and among SERENITY PHARMACEUTICALS LLC, a Delaware limited liability company with a principal place of business at 105 Hawk Court, Milford, PA 18337 (“Serenity”), and ALLERGAN SALES, LLC, a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 (“Allergan Sales”), ALLERGAN USA, INC., a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 (“Allergan USA”), and ALLERGAN, INC., a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 (“Allergan, Inc.” and, collectively with Allergan Sales and Allergan USA, “Allergan”). Serenity and Allergan are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Serenity is engaged in the development of products consisting of low dosage formulations of desmopressin for treatment of urologic diseases and conditions, including, but not limited to, nasal spray formulations of desmopressin;

WHEREAS, Allergan has substantial expertise in the research, development, manufacture, distribution, sales, and marketing of urologic products;

WHEREAS, Serenity has proprietary rights in such formulations of desmopressin; and

WHEREAS, Allergan desires to obtain, and Serenity is willing to grant to Allergan, a license under Serenity’s proprietary rights to develop, make, use, offer for sale, sell, and import products consisting of low dosage formulations of desmopressin, on the terms and conditions provided in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement and intending to be legally bound, the Parties agree as follows:

1.           DEFINITIONS.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

As used herein, the following terms shall have the following meanings:

1.1        “Acceptance” means with respect to an NDA for seeking Regulatory Approval for a Product, receipt by a Party (or its Affiliate or Sublicensee) of written notice from the FDA that such NDA has been deemed acceptable for filing and filed by the FDA pursuant to 21 C.F.R. 314.101, or any successor regulation.

1.2        “Affiliate” means a corporation, partnership, trust, or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by, or is under common control with a specified Party or another entity but only for so long as such relationship exists. For such purposes, “control,” “controlled by,” and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, by contract, or otherwise. In the case of a corporation or other entity, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity shall in any event be presumptively deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control.

1.3        “Allergan Know-How” means all Information other than Licensed Know-How that is (a) Controlled by Allergan as of the Effective Date or during the term of this Agreement that is not publicly known, even though parts thereof may be publicly known, and (b) useful or necessary to Develop, make, use, sell, offer for sale, import, or export Products, and (c) is developed in the course of the activities performed under or contemplated by this Agreement. “Allergan Know-How” does not include Allergan Patent Rights.

1.4        “Allergan Patent Rights” means any Patent and/or Patent Application other than an Assigned Patent Right or Licensed Patent Right that (a) is Controlled by Allergan as of the Effective Date or during the term of this Agreement, and (b) Covers any Invention that is useful or necessary to Develop, make, use, sell, offer for sale, import, or export Products.

1.5        “Alliance Manager” has the meaning set forth in Section 3.6.

1.6        “Applicable Laws” means all applicable laws, rules, and regulations, including without limitation any rules, regulations, guidelines, or other requirements of the Regulatory Authorities or other Governmental Authorities that may be in effect from time to time in any relevant legal jurisdiction in the Territory.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.7        “Assigned Patent Rights” means the Assigned Reprise Patent Rights and the Assigned Serenity Patent Rights.

1.8        “Assigned Reprise Patent Rights” means (a) the Patents set forth on Exhibit 1.8, including without limitation any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, (b) the Patent Applications set forth on Exhibit 1.8 and all Patents which may be granted thereon, including without limitation a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application, or any equivalent thereof, and (c) all foreign or international equivalents of any of the foregoing in any country in the Territory.

1.9        “Assigned Serenity Patent Rights” means (a) the Patents set forth on Exhibit 1.9, including without limitation any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, (b) the Patent Applications set forth on Exhibit 1.9 and all Patents which may be granted thereon, including without limitation a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application, or any equivalent thereof, and (c) all foreign or international equivalents of any of the foregoing in any country in the Territory.

1.10        “Business Days” means any day (other than Saturday, Sunday or federal or state legal holiday) on which banks generally are open in New York, New York, U.S.A.

1.11        “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31; provided, however, that (a) the first Calendar Quarter of the term of this Agreement will extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the term of this Agreement will end upon the expiration or termination of this Agreement.

1.12        “Calendar Year” means (a) for the first Calendar Year of the term of this Agreement, the period beginning on the Effective Date and ending on December 31, 2010, (b) for each Calendar Year of the term of this Agreement thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the term of this Agreement, the period beginning on January 1 of the Calendar Year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.13        “Change of Control” means the occurrence of any of the following:

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(a)        A Party enters into a merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets to which this Agreement relates, or other similar transaction or series of transactions with a Third Party, unless, following such transaction or transactions, (i) the individuals and entities who were the beneficial owners of the outstanding voting securities of such Party immediately prior to such transaction beneficially own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity resulting from such transaction (“Successor”) in substantially the same proportions as their ownership immediately prior to such transaction of such outstanding voting securities, (ii) at least fifty percent (50%) of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of such Party at the time of the execution of the initial agreement, or the action of the Board of Directors of such Party, providing for such transaction, (iii) such Party retains title ownership after the transaction or transactions to properties and assets (x) representing more than fifty percent (50%) of such Third Party’s consolidated total assets or (y) from which more than fifty percent (50%) of such Third Party’s consolidated operating income for its most recent fiscal year was derived, and (iv) such Party is the surviving entity in such transaction or transactions; or

(b)        any transaction or series of related transactions in which any Third Party or group of Third Parties acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party.

Notwithstanding subsection (a) or (b), above, a stock sale to underwriters of a public offering of such Party’s capital stock shall not constitute a Change of Control.

1.14        “Clinical Studies” means (a) Phase I Clinical Studies, Phase II Clinical Studies, and Phase III Clinical Studies, (b) variations of such studies and/or trials (e.g., phase II/III), as such terms are defined and understood by the FDA, and (c) such other tests and studies in human patients that are required by Applicable Law, or otherwise recommended by the applicable Regulatory Authorities, to obtain or maintain Regulatory Approvals, but excluding post-Regulatory Approval studies.

1.15        “Commercialization” means any and all activities directed to the manufacture, distribution, marketing, detailing, promotion, selling and securing of reimbursement of any product after Regulatory Approval has been obtained (including without limitation making, using, importing, selling and offering for sale any product), and shall include post-Regulatory Approval studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, and selling a product, importing, exporting or transporting a product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” shall mean to engage in Commercialization, and when used as an adjective, “Commercial” shall mean that the corresponding noun is for the purposes of Commercialization.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.16        “Commercially Reasonable Efforts” means, with respect to each Party, commercially reasonable efforts in accordance with the business, legal, medical, and scientific judgment of a similarly situated company, and in accordance with the efforts and resources a similarly situated company would use for a product owned by it or to which it has rights, which is of similar market potential, at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the product, and other relevant factors.

1.17        “Completion” means, when used with respect to a Clinical Study, the date on which the Party conducting such Clinical Study completes the statistical analysis and delivers a report of such statistical analysis for such Clinical Study.

1.18        “Compound” has the meaning set forth on Exhibit 1.18.

1.19        “Confidential Information” has the meaning set forth in Section 12.1.

1.20        “Control” means, with respect to any item of Information, Patent, Patent Application, or other intellectual property right, the right to grant a license or sublicense with respect thereto as provided for in this Agreement without violating the terms of any agreement or other arrangement with, or any legal rights of, or without requiring the consent of, or payments to, any Third Party. For clarity, the intellectual property rights licensed to Allergan under the CPEX License shall be deemed to be Controlled by Allergan.

1.21        “Covers” or “Covered by”, with reference to a Patent or Patent Application, shall mean that the making, using, selling, offering for sale or importing of a composition of matter, formulation or method would, in the absence of a right or license under such Patent or Patent Application, infringe a claim of such Patent or Patent Application in the country in which such activity occurs.

1.22        “CPEX License” means the Development and License Agreement between CPEX Pharmaceuticals, Inc. (formerly Bentley Pharmaceuticals, Inc.) and Serenity Pharmaceuticals LLC (successor in interest to Serenity Pharmaceuticals Corporation), dated February 4, 2008, as may be amended from time to time.

1.23        “CTD” means the Common Technical Document for use in Regulatory Filings pursuant to rules developed under the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.24        “Develop” or “Development” means all activities relating to obtaining Regulatory Approval for a product and all manufacturing activities undertaken prior to Commercialization that are necessary for Regulatory Approval and for Commercial launch of such product, including without limitation those activities reasonably required for development of CMC processes and the scale-up of manufacturing processes or equipment in preparation for commercial supply of such product. This includes, for example, (a) preclinical testing, toxicology, formulation, Clinical Studies, and regulatory affairs required for Regulatory Approval and (b) manufacturing process development for commercial supply of bulk and finished forms of products and components thereof, as applicable, production of clinical supply of bulk and finished forms of products and components thereof, and manufacturing and quality assurance technical support activities prior to the commencement of Commercialization of such product that are necessary for Regulatory Approval and for Commercial launch of such product.

1.25        “Development and Supply Plan” means any plan mutually agreed upon by the Parties for Serenity’s conduct of Development and manufacturing and supply activities under this Agreement with respect to the Products, other than Products for the PNE Indication Developed or Commercialized by or on behalf of Serenity, and shall include the Nocturia Development and Supply Plan and the Development and Supply Plan for the *** Field, as applicable.

1.26        “Development Safety Trigger” means those events set forth on Exhibit 1.26.

1.27        “Device” means any item set forth on Exhibit 1.27.

1.28        “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.29        “DPT” means DPT Laboratories, Ltd.

1.30        “DPT Commercial Supply Agreement” has the meaning set forth in Section 4.7(b).

1.31        “*** Field” means ***, which means the use of a Product to *** in a person age *** during a defined period of *** or during a defined period of ***.

1.32        “Existing Clinical Trial Agreement” has the meaning set forth in Section 4.7(a).

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.33        “FDA” means the United States Food and Drug Administration, or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems, and devices in the United States.

1.34        “FD&C Act” means the United States Federal Food, Drug and Cosmetics Act, as amended from time to time, and the regulations promulgated thereunder.

1.35        “Field” means the diagnosis, prevention, palliation, amelioration, and/or treatment of human diseases and conditions.

1.36        “First Commercial Sale” means, with respect to each Product, the first sale of such Product by a Party or its Affiliates or Sublicensees for consumption or use in any country in the Territory after all applicable required Regulatory Approvals have been granted by the applicable Regulatory Authority in such country. For the purposes of this Agreement, Products shall be considered “sold” when invoiced.

1.37        “GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

1.38        “Governmental Authority” means any legislative, executive, judicial, regulatory, or administrative unit of any governmental entity (multinational, foreign, federal, state, or local) or any department, commission, board, agency, bureau, ministry, official, arbitrator (public), or other similar body exercising executive, legislative, regulatory, administrative, or judicial authority or functions of or pertaining to government, including without limitation any authority or other quasi-governmental entity established by any of the foregoing to perform any such functions.

1.39        “IND” means an Investigational New Drug application for a product, which must be in effect pursuant to the requirements of 21 C.F.R. Part 312 before shipment of such product intended for administration to humans, or foreign equivalents thereof.

1.40        “Indication” means any disease or condition for which a product can be used to diagnose, prevent, or treat, which use is the subject of a separate Regulatory Filing to support a Regulatory Approval for such use. For the purpose of clarification only, “Indication” shall not include label expansion or other extension into a different segment of the same disease or condition, including, for example, if Regulatory Approval is secured for such disease or condition by submitting a supplemental NDA.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.41        “Information” means ideas, inventions, discoveries, concepts, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, test data, including without limitation pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, compositions of matter, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic or other form, now known or hereafter developed, whether or not patentable.

1.42        “Inventions” means any and all inventions made, conceived, or discovered solely by employees, independent contractors, or agents of either Party, or their respective Affiliates or the PNE Development Entity, or jointly by employees, independent contractors, or agents of each of the Parties, or their respective Affiliates or the PNE Development Entity, in the course of activities performed under or contemplated by this Agreement.

1.43        “Less Favorable to Serenity” means, with respect to a Term Sheet for a PNE License offered by a Third Party to Serenity compared to the most recent Term Sheet for a PNE License offered by Serenity to Allergan or by Allergan to Serenity, that such Third Party Term Sheet contains terms, which, taken as a whole, are less favorable to Serenity than terms set forth in the last Term Sheet offered to Allergan by Serenity or by Allergan to Serenity.

1.44        “Licensed Know-How” means all Information that is (a) Controlled by Serenity as of the Effective Date or during the term of this Agreement that is not publicly known, even though parts thereof may be publicly known, and (b) useful or necessary to develop, make, use, sell, offer for sale, import, or export Products. “Licensed Know-How” does not include Licensed Patent Rights.

1.45        “Licensed Patent Rights” means (a) the Patents set forth on Exhibit 1.45, including without limitation any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, (b) the Patent Applications set forth on Exhibit 1.45 and all Patents which may be granted thereon, including without limitation a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application, or any equivalent thereof, (c) all foreign or international equivalents of any of the foregoing in any country in the Territory, and/or (d) any other Patent and/or Patent Application Controlled by Serenity and/or its Affiliates as of the Effective Date or during the term of this Agreement that Covers the development, manufacture, use, sale, offer for sale, import, or export of a Product. “Licensed Patent Rights” does not include Assigned Patent Rights or Licensed Know-How.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.46        “Low Dosage” means use of Compound at a dose that *** equal to or less than ***.

1.47        “Net Sales” means, with respect to a given period of time, gross sales of Products in such period, less the following deductions which are actually incurred, allowed, paid, accrued, or specifically allocated to such gross sales amounts of Products:

(a)        credits or allowances actually granted for damaged Product, returns or rejections of Product, price adjustments, and billing errors;

(b)        governmental and other rebates (or equivalents thereof) granted to managed health care organizations; pharmacy benefit managers (or equivalents thereof); federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers; or to trade customers;

(c)        normal and customary trade, cash and quantity discounts, allowances and credits;

(d)        distribution services agreement fees allowed or paid to Third Party distributors;

(e)        transportation costs, including without limitation insurance, for outbound freight related to delivery of Products to the extent included in the gross amount invoiced;

(f)        sales taxes, value added taxes, and other taxes applied to the sale of a Product to the extent included in the gross amount invoiced; and

(g)        any other items that reduce gross sales amounts as required by GAAP.

Sales of Products between or among a Party and its Affiliates shall be excluded from the computation of Net Sales, but the subsequent final sales of Products to Third Parties by such Affiliates shall be included in the computation of Net Sales.

1.48        “New Drug Application” or “NDA” means (a) the single application or set of applications for each Product for approval to make and sell Commercially such Product, filed with the FDA, and (b) any related registrations with or notifications to the FDA.

1.49        “Nocturia Development and Supply Plan” means the plan for Serenity’s conduct of Development and manufacturing and supply activities under this Agreement with respect to the Products for the Nocturia Indication (which is comprised of a Gantt chart) set forth on Exhibit 1.49, as may be modified by the Parties from time to time as set forth herein.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.50        “Nocturia Indication” means an Indication characterized by *** in a human aged *** wherein, during a defined period of *** during such period ***, each such *** following *** and, thereafter, followed by ***.

1.51        “Non-Shared Activities” has the meaning set forth in Section 4.3(a)(iv).

1.52        “Other Product Consideration” has the meaning set forth in Section 7.4(a)(iii).

1.53        “Patent” means (a) an issued letters patent (or other equivalent legal instrument), including without limitation utility and design patents, and including without limitation any extension, substitution, registration, confirmation, reissue, re-examination, or renewal thereof, and (b) all foreign or international equivalents of any of the foregoing in any country in the Territory.

1.54        “Patent Application” means (a) an application for letters patent, including without limitation a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application, or any equivalent thereof that is pending at any time during the term of this Agreement before a government patent agency, and (b) all foreign or international equivalents of any of the foregoing in any country in the Territory.

1.55        “Payee” has the meaning set forth in Section 7.6.

1.56        “Payor” has the meaning set forth in Section 7.6.

1.57        “Phase I Clinical Study” means a human clinical study of a Product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as described in 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.58        “Phase II Clinical Study” means a human clinical study of a Product in any country that would satisfy the requirements of 21 C.F.R. 312.21(b) and is intended to explore a variety of doses, dose response, and duration of effect, and to generate initial evidence of clinical safety and efficacy in a target patient population.

1.59        “Phase III Clinical Study” means a human clinical study of a Product performed after evidence suggesting effectiveness of such Product has been obtained pursuant to

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

one (1) or more Phase II Clinical Study(ies), conducted for inclusion in: (a) that portion of an FDA submission and approval process which provides for the continued clinical studies of a such Product on sufficient numbers of human patients to confirm with statistical significance the safety and efficacy of such Product sufficient to support a Regulatory Approval for the proposed Indication, as more fully described in 21 C.F.R. 312.21(c), or (b) equivalent Regulatory Filings with similar requirements in a country other than the United States.

1.60        “PNE Development Entity” has the meaning set forth in Section 2.4(d)(iii).

1.61        “PNE Development Plan” has the meaning set forth in Section 4.1(c).

1.62        “PNE Indication” means Primary Nocturnal Enuresis, which means an Indication characterized by *** occurring during *** in a person under the age of *** years.

1.63        “Product” means any product that contains the Compound in all forms, presentations, formulations and dosage forms, and (a) is Covered by a Patent or Patent Application within the Assigned Patent Rights or the Licensed Patent Rights or (b) is formulated to deliver a Low Dosage of the Compound, or (c) the manufacture, use or sale of which ***.

1.64        “Product Trademark” has the meaning set forth in Section 6.2(a).

1.65        “Regulatory Approval” means (a) in the United States, approval by the FDA of an NDA or other applicable filing and satisfaction of related applicable FDA registration and notification requirements, if any, and (b) in any country other than the United States, approval by Regulatory Authorities having jurisdiction in such country of a single application or set of applications comparable to an NDA or other applicable filing and satisfaction of related applicable regulatory and notification requirements, if any, together with any other approval of any Regulatory Authority necessary to make and sell a product Commercially in such country.

1.66        “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities, including without limitation the FDA, regulating or otherwise exercising authority with respect to products in the Territory.

1.67        “Regulatory Filings” means any and all regulatory applications, filings, and associated correspondence and supporting documents relating to Product(s) useful or required to Develop, manufacture, market, sell, and import such Product(s) in, or into, each country or jurisdiction in the Territory, and contained in any of the foregoing.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.68        “Reprise” has the meaning set forth in Section 2.1(a)(ii).

1.69        “Reprise-Serenity-Allergan Agreement” has the meaning set forth in Section 2.1(a)(ii).

1.70        “Royalty-Bearing Sales” means, for each Product and each country in the Territory, Net Sales of such Product in such country during the Royalty Term for such Product in such country.

1.71        “Royalty Term” has the meaning set forth in Section 7.4(d).

1.72        “Serenity Product Marks” has the meaning set forth in Section 6.2(d).

1.73        “Specifications” has the meaning set forth in Section 4.10(d).

1.74        “Sublicensee” means any person or entity, other than Affiliates of a Party, to which such Party grants a license or a sublicense with respect to Products under and in accordance with the terms and conditions of this Agreement (other than the other Party or its Affiliates).

1.75        “Successor” has the meaning set forth in Section 1.13.

1.76        “Term Sheet” means a term sheet summarizing the key terms and conditions on which a party would be willing to enter into negotiations with a view to finalizing a mutually acceptable definitive PNE License that includes the terms contained in such term sheet. It is understood that a Term Sheet need not specify all material terms, and as is customary, may provide a summary of only certain of the most significant terms, provided that a Term Sheet shall include, at a minimum, the *** to which such Term Sheet relates, in such detail so as to reasonably enable the Independent Evaluator to perform the determination set forth in Section 2.5(d).

1.77        “Territory” means worldwide.

1.78        “Third Party” means any person or entity other than Allergan, Serenity, or an Affiliate of either of them.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

1.79        “Trademark” means any word, name, symbol, color, designation or device, or any combination thereof, whether registered or unregistered, including without limitation any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo, or business symbol.

1.80        “Valid Claim” means, with respect to a particular country, a claim within an issued Patent or Patent Application that has not expired, lapsed, or been abandoned, and that has not been held unenforceable, invalid, or been cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including without limitation through opposition, re-examination, reissue, or disclaimer, provided that if a claim of a pending Patent Application shall not have issued within *** years after the Effective Date, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent issues with such claim.

2.           ASSIGNMENTS AND LICENSES.

2.1          Assignments to Allergan.

(a)        Assigned Patent Rights.

(i)        Serenity and its Affiliates hereby assign, and shall assign, to Allergan, Inc. all of their right, title, and interest in, to, and under the Assigned Serenity Patent Rights, pursuant to a patent assignment agreement between Serenity, its Affiliates and Allergan, Inc. dated as of the Effective Date identical to the form agreement attached hereto as Exhibit 2.1(a)(i). Serenity and its Affiliates will, and Serenity and its Affiliates will, to the extent they have the contractual rights to do so, cause their respective employees, independent contractors, and agents to, at Allergan’s expense, testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing, reissue and foreign applications, make all rightful oaths, and generally do everything possible to aid Allergan, its successors, legal representatives and assigns, to obtain and enforce proper protection for the invention in all countries.

(ii)        Effective as of the Effective Date, Allergan, Serenity and its Affiliates, and Reprise Biopharmaceutics, LLC (“Reprise”) have entered into the Agreement pursuant to which Reprise has assigned to Allergan, Inc. all of its right, title, and interest in, to, and under the Assigned Reprise Patent Rights (the “Reprise-Serenity-Allergan Agreement”).

(b)        Assignment of CPEX License. Effective as of the Effective Date, pursuant to the Assignment and Assumption Agreement between the Parties, Serenity and its Affiliates have assigned to Allergan, Inc. the CPEX License. Serenity has obtained any and all consents from CPEX required for such assignment.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

2.2          License to Allergan. Subject to the terms and conditions of this Agreement, Serenity and its Affiliates hereby grant to Allergan and its Affiliates, under Serenity’s rights in the Licensed Know-How and Licensed Patent Rights, a non-transferable (except in accordance with Section 14.2), sublicenseable (subject to Section 2.3), royalty-bearing, exclusive (even as to Serenity, but subject to Section 2.4) license to Develop, make, have made, use, sell, offer to sell, and import Products in the Field throughout the Territory.

2.3          Allergan Sublicense Rights. Subject to this Section 2.3, Allergan shall have the right to grant licenses and sublicenses, through multiple tiers of licenses and sublicenses, under the rights assigned or licensed to Allergan pursuant to Section 2.1, 2.2 or 8.2(c) to Third Parties. Allergan hereby covenants that Allergan will ***. Each license or sublicense agreement shall include such provisions as are necessary to ensure Allergan’s ability to perform its obligations under this Agreement, including reporting and audit requirements and diligence obligations. Allergan shall be solely responsible for the performance of its Sublicensees hereunder. Allergan shall provide Serenity with a copy of the license or sublicense agreement for its Sublicensees within thirty (30) days after execution, which copy may be redacted to exclude financial and other sensitive terms (to the extent such terms are not relevant or applicable to Serenity) and shall be treated as Confidential Information of Allergan hereunder. Each license or sublicense granted by Allergan to any rights licensed or assigned to it hereunder shall terminate immediately upon the termination of this Agreement, unless (a) such Sublicensee is not in material breach of its obligations under its license or sublicense agreement, (b) if this Agreement was terminated for Allergan’s material breach, such Sublicensee cures such material breach by Allergan within thirty (30) days after such termination, and (c) such Sublicensee agrees in writing to be bound directly to Serenity under a license agreement substantially similar to this Agreement with respect to the rights assigned or licensed hereunder, substituting such Sublicensee for Allergan.

2.4          Licenses to Serenity.

(a)        Development License. Subject to the terms and conditions of this Agreement, Allergan (on behalf of itself and its Affiliates), hereby grants to Serenity and its Affiliates, under Allergan’s rights in the Assigned Patent Rights, the Licensed Patent Rights, the Licensed Know-How, the Allergan Patent Rights and the Allergan Know-How, a non-exclusive, royalty-free and fully paid-up, worldwide, non-transferable (except in accordance with Section 14.2) license to perform Serenity’s Development obligations under the Nocturia Development and Supply Plan.

(b)        Supply License. Subject to the terms and conditions of this Agreement, Allergan (on behalf of itself and its Affiliates), hereby grants to Serenity and its Affiliates, under Allergan’s rights in the Assigned Patent Rights, the Licensed Patent Rights, the Licensed Know-How, the Allergan Patent Rights and the Allergan Know-How, a non-exclusive, worldwide, royalty-free and fully paid-up, non-transferable (except in accordance with Section

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

14.2) license to perform Serenity’s obligations to manufacture or have manufactured Products for the sole purpose of supplying Products in accordance with the terms and conditions of this Agreement, including without limitation the Nocturia Development and Supply Plan.

(c)        License for the PNE Indication.

(i)        Subject to the terms and conditions of this Agreement, including without limitation Sections 2.4(c)(ii) and 2.5, Allergan (on behalf of itself and its Affiliates), hereby grants to Serenity and its Affiliates, under Allergan’s rights in the Assigned Patent Rights, the Licensed Patent Rights, the Licensed Know-How, the Allergan Patent Rights and the Allergan Know-How, an exclusive (subject to Section 2.5), sublicenseable (subject to Section 2.4(d)), non-transferable (except in accordance with Section 14.2), royalty-bearing (in accordance with Section 7.4(b)) license to Develop, make, have made, sell, offer to sell, and import Products solely for the PNE Indication throughout the Territory; provided that this Section 2.4(c)(i) does not grant Serenity the right to, and Serenity shall not, promote, market, sell, or distribute any such Product for any Indication or use other than for the PNE Indication, including without limitation any Indication for the *** Field, or to any physicians or other health service providers who are not ***. For as long as the foregoing license is in effect, Serenity and its Affiliates shall have a *** worldwide right to use and reference the Regulatory Approvals and Regulatory Filings Controlled by Allergan or its Affiliates and all documentation in connection therewith with respect to Products and any data included or referenced therein for the purposes of Developing and Commercializing Product in the PNE Indication in accordance with the terms of this Agreement.

(ii)         The license granted in Section 2.4(c)(i) shall be subject to the following terms and conditions:

(A)        Prior to *** for a Product for the ***, Serenity, its Affiliates, and its Sublicensees shall not have the right to, and shall not, submit an IND and/or conduct any testing in humans, including without limitation any Clinical Studies, with respect to the Product for the PNE Indication, except as otherwise agreed in writing by Allergan. After ***, any and all such Development activities shall be subject to the JDC’s right to review and provide comments relating to the PNE Development Plan pursuant to Section 3.3 and to receive information regarding such Development activities on a quarterly basis. In the event Serenity submits an IND and/or conducts any Clinical Studies for the PNE Indication in accordance with the foregoing, Serenity shall be solely responsible for any and all Regulatory Filings with respect thereto;

(B)        Upon the occurrence of a Development Safety Trigger, Allergan, in its discretion, effective upon written notice to Serenity, shall have the right to (1) terminate the rights granted to Serenity under Section 2.4(c)(i) or (2) require that the conduct of any Development activities with respect to the PNE Indication be subject to the same oversight

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

and approval of the JDC as the Development activities under the Nocturia Development and Supply Plan as set forth in Section 3.3, provided that ***; and

(C)        Neither Serenity nor any Affiliate or Sublicensee of Serenity shall use any Trademark that is the same as, or confusingly similar to, the Product Trademarks or any other Trademark used by Allergan or its Affiliates, in Serenity’s Development or Commercialization of such Product, without the prior written consent of Allergan, or package such Product in a manner that will be confused with Products Developed and Commercialized by Allergan under this Agreement.

(d)        Sublicensing.

(i)          Other than with respect to subcontractor agreements entered into in accordance with Section 4.10(e), Serenity shall not sublicense the rights granted under Sections 2.4(a) or 2.4(b) without the prior written consent of Allergan. For clarification, an agreement with a contractor, contract research organization, contract manufacturer or other Third Party performing contracted services related to Development of a Product shall not be a Sublicensee thereof, provided such agreement is a fee-for-service arrangement and does not grant the Third Party the right to sell or promote such Product, and Serenity shall not enter into any such agreement except in accordance with Section 4.7 and 4.10(b), respectively.

(ii)          Subject to Section 2.5, Serenity shall have the right to grant sublicenses, through multiple tiers of sublicenses, under the license in Sections 2.4(c) to Third Parties, ***. Each sublicense agreement shall include such provisions as are necessary to ensure Serenity’s ability to perform its obligations under this Agreement, including reporting and audit requirements and diligence obligations. Serenity shall be responsible for the performance of its Sublicensees hereunder. Serenity shall provide Allergan with a copy of the sublicense agreement for its Sublicensees within thirty (30) days after execution, which copy may be redacted to exclude financial and other sensitive terms (to the extent such terms are not relevant or applicable to Allergan) and shall be treated as Confidential Information of Serenity hereunder. Each sublicense granted by Serenity to any rights licensed to it hereunder shall terminate immediately upon the termination of the license from Allergan to Serenity with respect to such rights, unless (A) such Sublicensee is not in material breach of its obligations under its sublicense agreement, (B) if this Agreement was terminated for Serenity’s material breach, such Sublicensee cures such material breach by Serenity within thirty (30) days after such termination, and (C) such Sublicensee agrees in writing to be bound directly to Allergan under a license agreement substantially similar to this Agreement with respect to the rights sublicensed hereunder, substituting such Sublicensee for Serenity.

(iii)        In the event Serenity would like to grant a sublicense for the Development or Commercialization of the Product for the PNE Indication, under the licenses in Sections 2.4(c), to an entity that is *** (the “PNE Development Entity”), Serenity shall notify Allergan and disclose the material terms and conditions of any such sublicense agreement prior to entering into such sublicense agreement. For clarity, any sublicense agreement between

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Serenity and the PNE Development Entity shall include without limitation terms and conditions reasonably acceptable to Allergan, including without limitation terms giving Allergan the same audit and inspection rights as those provided in Section 5.3, setting forth quality standards that are no less stringent than those determined by the JSC pursuant to Section 4.10(d), and obligating such PNE Development Entity to comply with all applicable regulatory obligations and other Applicable Laws, to assign all Inventions to Allergan, to maintain the confidentiality of Confidential Information, to provide Information to Serenity for disclosure to Allergan, to provide to Allergan the right of first negotiation and refusal set forth in Section 2.5, and to indemnify Allergan, each such term to be consistent with the terms and conditions contained in this Agreement. If Allergan consents in writing to Serenity’s grant of such sublicense, ***, such PNE Development Entity ***. For the avoidance of doubt, *** as set forth in this Agreement. For clarity, in the event of any ***.

2.5          Right of First Negotiation and Refusal. Serenity hereby grants Allergan a right of first negotiation and a right of first refusal to obtain an exclusive, royalty-bearing, sublicenseable (subject to Section 2.3), non-transferable (except in accordance with Section 14.2) sublicense, under the rights licensed to Serenity under Section 2.4(c), to Develop, make, use, sell, offer to sell, and import Products for the PNE Indication throughout the Territory in accordance with this Section 2.5, below. For purposes of this Section 2.5, instances of ***.

(a)        Serenity shall not approach a Third Party for purposes of partnering discussions involving licensing, sublicensing, or any other form of Development or Commercialization partnership of Products for the PNE Indication (any of the foregoing, a “PNE License”) prior to ***. For clarity, *** for the purposes of this Section 2.5. Following such Completion, if Serenity desires to enter into a discussion with a Third Party regarding a PNE License, Serenity will notify Allergan (the “Notice Receipt Date”) and disclose to Allergan a summary of the terms and conditions offered by a Third Party or terms and conditions proposed to be offered to any Third Party, as applicable. For the avoidance of doubt, (i) any discussions or agreements between Serenity *** and any Third Party contract research organization regarding Development work performed pursuant to Section 4.7 or for the PNE Indication on behalf of Serenity, its Affiliates or its Sublicensees *** in accordance with the terms of this Agreement, or between Serenity and a potential Successor in accordance with Section 14.2, or between Serenity ***, shall not be included within the scope of this Section 2.5, (ii) any PNE License by *** shall be within the scope of this Section 2.5, and (iii) any *** shall be within the scope of this Section 2.5.

(b)        If Allergan is interested in obtaining a PNE License, Allergan shall notify Serenity in writing within *** days after the Notice Receipt Date. If Allergan does not notify Serenity of Allergan’s election to pursue a PNE License within such *** day period, Serenity will then be free to enter into negotiations with any Third Party pursuant to Section 2.5(d), and Serenity shall have the right to enter into a PNE License with a Third Party, but in addition will negotiate with Allergan at Allergan’s discretion. Serenity shall not discuss or

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

negotiate the terms of a PNE License with any Third Party prior to the earlier of (i) receipt of notice from Allergan of Allergan’s election not to negotiate such an agreement with Serenity or (ii) the expiration of such *** day period if Allergan does not provide any notice within such period.

(c)        If Allergan notifies Serenity that it is interested in obtaining a PNE License within the *** day period following the Notice Receipt Date, Serenity will negotiate the terms of an agreement for a PNE License exclusively with Allergan for a period of *** days after the Notice Receipt Date (the “Negotiation Period”). During the Negotiation Period, Allergan shall make a Term Sheet proposal of terms and conditions with respect to such agreement for a PNE License within *** days following the start of such Negotiation Period. If Allergan has not provided Serenity with such written Term Sheet proposal within such *** day period, the Negotiation Period will terminate effective on such *** day, and Serenity thereafter shall have the right to enter into a PNE License with a Third Party pursuant to Section 2.5(d), but in addition will continue to negotiate with Allergan at Allergan’s discretion. If Allergan has provided Serenity with such written Term Sheet proposal within such *** day period, Serenity will either agree to such proposal and the Parties will move forward to negotiate a definitive agreement based on such Term Sheet, or Serenity shall promptly provide a counter offer Term Sheet to Allergan and Allergan will either agree to such proposal or the Parties will continue to negotiate the terms of a Term Sheet during the Negotiation Period. Such Negotiation Period shall be extended by an additional *** days for diligent good faith negotiations if (i) Serenity and Allergan reach agreement in principle with respect to a Term Sheet with for such agreement and (ii) the Parties receive necessary internal approvals to proceed with completing a definitive agreement based on such Term Sheet. If Allergan and Serenity have not reached agreement on the terms of such agreement within the Negotiation Period, as extended if applicable, where such agreement is in writing and may be either a definitive agreement or a binding Term Sheet, Serenity shall be free to negotiate with Third Parties, subject to Section 2.5(d), but in addition will continue to negotiate with Allergan at Allergan’s discretion.

(d)        If (i) Allergan does not provide Serenity with notice of Allergan’s election to pursue a PNE License within the *** day period following the Notice Receipt Date or (ii) the Negotiation Period, as extended if applicable, has expired or terminated: Serenity, at its discretion, may negotiate and enter into a binding bona fide PNE License agreement with finalized terms with a Third Party, where such agreement is in writing and may be either a definitive agreement or a binding Term Sheet and includes the restrictions and conditions set forth in Section 2.4(c)(ii); provided that Serenity shall not enter into any PNE License with any Third Party under terms and conditions that are Less Favorable to Serenity than the terms and conditions set forth in the Term Sheet last offered by Serenity to Allergan or by Allergan to Serenity, except in accordance with the procedure set forth in this Section 2.5(d) below:

(i)        If Serenity intends to enter into a PNE License with a Third Party, Serenity shall notify Allergan and shall notify an Independent Evaluator for the purposes

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

of this Section 2.5(d). Serenity shall bear the costs of engaging the Independent Evaluator. Serenity shall provide the Independent Evaluator with a Term Sheet containing the terms and conditions of the proposed PNE License with such Third Party (the “Third Party Term Sheet”), without revealing the identity of the Third Party, and shall also provide the Independent Evaluator with a copy of the last Term Sheet offered by Serenity to Allergan or by Allergan to Serenity. Allergan shall have no right to receive the Third Party Term Sheet from Serenity or the Independent Evaluator.

(ii)          The Independent Evaluator shall promptly make a determination of whether the terms and conditions of the Third Party Term Sheet are Less Favorable to Serenity than the terms and conditions of the last Term Sheet offered by Serenity to Allergan or by Allergan to Serenity under Section 2.5(c), in accordance with this Section 2.5(d)(ii), below. The determination by the Independent Evaluator as to whether such a Third Party Term Sheet is Less Favorable to Serenity than the last Term Sheet offered by Serenity to Allergan or by Allergan to Serenity shall be based upon material financial terms and conditions, the scope, extent of exclusivity, and territory of licenses granted, and the allocation of material responsibilities and costs with respect to the Development and Commercialization of the Products for the PNE Indication to which such Term Sheet relates, with methods and assumptions being applied in the same manner to both the Third Party Term Sheet and the last Term Sheet offered by Serenity to Allergan or by Allergan to Serenity. In such evaluation, payments in equity shall be valued taking into consideration liquidity and other relevant factors. Unless the Parties mutually agree otherwise, such determination shall be made by the Independent Evaluator within *** Business Days after receipt by the Independent Evaluator of the relevant Term Sheets from Serenity, and the Independent Evaluator shall promptly notify the Parties of such determination. The Independent Evaluator shall be required to make a definite determination based on the information provided to it as to whether or not the Third Party Term Sheet is Less Favorable to Serenity than the last Term Sheet offered by Serenity to Allergan or by Allergan to Serenity. The Independent Evaluator shall not have the authority to render any other determination or to respond without a decision, and the Parties agree (A) that the Independent Evaluator shall have no liability in any way by reason of its decision and (B) to be bound by such determination.

(iii)         If the Independent Evaluator determines that the Third Party Term Sheet is not Less Favorable to Serenity than the last term sheet offered by Serenity to Allergan or by Allergan to Serenity, Serenity will be free to enter into a PNE License with such Third Party having the terms and conditions set forth in the Third Party Term Sheet (or terms and conditions that are not Less Favorable to Serenity than the terms and conditions set forth in the Third Party Term Sheet) and such other terms and conditions as Serenity and the Third Party agree, provided that Serenity shall not have the right to enter into an agreement with respect to such PNE License with such Third Party having terms and conditions that are Less Favorable to Serenity than the terms and conditions set forth in the Third Party Term Sheet presented to the Independent Evaluator.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(iv)         If the Independent Evaluator determines that the terms and conditions set forth in the Third Party Term Sheet are Less Favorable to Serenity than the terms and conditions last offered by Serenity to Allergan, Serenity shall offer such terms and conditions set out in such Less Favorable Third Party Term Sheet to Allergan (or Serenity may offer Allergan terms and conditions that are Less Favorable to Serenity than those set out in such Third Party Term Sheet) (the “New Term Sheet”). Allergan will notify Serenity within *** Business days after receipt of such New Term Sheet whether Allergan desires to enter into an agreement with Serenity on substantially the same terms and conditions as set out in such New Term Sheet (an “Acceptance Notice”). If an Acceptance Notice is provided by Allergan, the Parties will work diligently to expeditiously execute a definitive PNE License. If an Acceptance Notice is not provided by Allergan within such *** Business Day period, or if Serenity and Allergan do not execute a binding definitive PNE License within *** days after receipt of such Acceptance Notice, Serenity will be free to enter into an agreement with such Third Party having the terms and conditions not Less Favorable to Serenity than those set forth in the New Term Sheet.

(e)         If Serenity obtains the right to negotiate and enter into a binding PNE License agreement with a Third Party pursuant to Section 2.5(d), and has not entered into a binding PNE License with such Third Party within *** months after obtaining such right, then thereafter, if Serenity desires to enter into a PNE License with a Third Party other than such original Third Party, the procedures set forth in Section 2.5(a) through 2.5(d) above shall apply with respect to such PNE License.

2.6          Disclosure.

(a)         Serenity shall promptly disclose, in writing, to Allergan all Information and intellectual property rights relevant to the Product, the Assigned Patent Rights, and/or the license grants set forth herein that are developed, conceived, or reduced to practice in the course of the activities performed under or contemplated by this Agreement by Serenity and its Affiliates and Sublicensees, whether solely or jointly with Allergan, and shall make reasonably available to Allergan all independent contractors, employees, and agents of Serenity, its Affiliates, or its Sublicensees involved in the development of such intellectual property rights, during normal business hours, as may be reasonably requested by Allergan.

(b)         Allergan shall promptly disclose, in writing, to Serenity all Information and intellectual property rights relevant to the Product for the PNE Indication that are developed, conceived, or reduced to practice in the course of the activities performed under or contemplated by this Agreement by Allergan and its Affiliates and Sublicensees, whether solely or jointly with Allergan.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

2.7          No Implied Rights or Licenses. Neither Party grants to the other Party any rights or licenses in or to any Patent, Patent Application, or other intellectual property right, whether by implication, estoppel, or otherwise, except to the extent expressly provided in this Agreement.

3.          COMMITTEES.

3.1          Generally. The Parties shall form a Joint Development Committee, as described in Section 3.3, and a Joint Supply Committee, as described in Section 3.4, to assist in *** for, the Development, Regulatory Approvals, and manufacture and supply of the Products in the Field in the Territory, other than Products for the PNE Indication unless Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Products. Each committee shall have only such powers as are specifically delegated to it in this Agreement, and such powers shall be subject to the terms and conditions set forth in this Agreement. Without limiting the generality of the foregoing, neither of the committees, nor any subcommittee formed by either such committee, if applicable, shall have any power to amend this Agreement or bind or incur liability on behalf of either Party without both Parties’ express prior written authorization. Each Party shall comply with the decisions of the applicable committee, to the extent such decisions fall within the applicable committee’s role and their delineated powers and responsibilities, except in areas where such Party has sole responsibility for performance as set forth herein.

3.2          Governance of Each Committee. The JDC and the JSC each shall be comprised of three (3) members of each Party, or such other number as the Parties may agree (each, a “Member”). Two (2) of each Party’s Members on the JDC and the JSC shall have voting power, and one (1) of each Party’s Members on the JDC and the JSC shall not have voting power. The following shall apply to each committee and its Members:

(a)          each committee shall meet at least once each Calendar Quarter or as otherwise agreed upon by the Parties, in person, by teleconference, or by video-teleconference. In-person meetings shall alternate between Serenity and Allergan locations whenever possible unless otherwise agreed by the Parties. The first such meeting of each committee shall be within sixty (60) days after the Effective Date;

(b)          the presence of at least one (1) voting Serenity Member and one (1) voting Allergan Member for each committee shall be required to constitute a quorum at any meeting of such committee. No business shall be transacted at any meeting of a committee unless a quorum of such committee’s Members is present at the time when the meeting proceeds to business;

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(c)          each Party may replace its Members with other of its representatives, for any reason at any time, upon prior written notice to the other Party;

(d)          any Member may designate a substitute to attend with prior written notice to the other Party;

(e)          ad hoc guests who are employees of neither Allergan nor Serenity but who are subject to written obligations of confidentiality and restrictions on use of Confidential Information that are no less restrictive than the obligations in Article 12 may be invited to the committee meetings subject to the other Party’s prior consent (such consent not to be unreasonably withheld or delayed);

(f)          there will be an annually rotating chairperson of each committee with the first chairperson of each committee to be designated by Allergan. The applicable chairperson shall designate a secretary of each committee who will be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and circulating minutes within thirty (30) days after each meeting of such committee setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions or determinations approved by such committee. Such minutes shall be effective only after being approved by both Parties. Definitive minutes of all committee meetings shall be finalized no later than sixty (60) days after the meeting to which the minutes pertain;

(g)          except as otherwise expressly provided in this Agreement, decisions of each committee shall be made by unanimous agreement of the applicable committee’s voting Members, with each Party’s voting Members having collectively one (1) vote, subject to Section 3.5; and

(h)          The JDC shall continue to exist until the completion of each Party’s activities as set forth in each Development and Supply Plan, or earlier if the Parties mutually agree to disband such committee. The JSC shall continue to exist until such time as supply obligations for the Product for the Nocturia Indication are fully transferred to Allergan, or earlier if the Parties mutually agree to disband such committee.

3.3          Joint Development Committee.

(a)          Effective as of the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee” or “JDC”). The Members of the JDC as of the Effective Date shall be as set forth on Exhibit 3.3. The voting Members of the

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

JDC shall include representation from each Party’s global drug development, clinical development, and/or regulatory affairs departments, and the non-voting Members of the JDC shall include representation from each Party’s global drug development project management and U.S. medical affairs departments and/or such other departments as the JDC may deem appropriate. The JDC shall review and provide comments relating to each Development and Supply Plan and the PNE Development Plan, as applicable, and any modifications thereof, and shall be briefed by the Parties regarding the content, execution, and results thereunder. The JDC’s sole role shall be to (i) assist in *** for the Development of, Clinical Studies for, and preparation and submission of Regulatory Filings for obtaining Regulatory Approval for the Product in the Field, other than Products for the PNE Indication unless Allergan is Developing and Commercializing Product for the PNE Indication, for the United States, including without limitation review of any relevant documents necessary or useful to perform the foregoing role, and (ii) provide a forum for sharing advice, progress, and results and documents, including without limitation the PNE Development Plan, Clinical Study designs, protocols, study reports, and any other material information with respect to Development of the Product, including without limitation for the PNE Indication, and reviewing the foregoing (“JDC Role”).

(b)          In performing the JDC Role, the powers and responsibilities of the JDC are limited to the matters set forth in this Section 3.3. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JDC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JDC shall not have the power to amend, modify or waive compliance with this Agreement, including without limitation any Development and Supply Plan or the PNE Development Plan. The JDC shall coordinate with the respective Party to meet its responsibilities hereunder. The JDC shall also provide a forum for sharing advice, progress, and results and documents for review relating to such activities and activities. The JDC shall attempt to facilitate the resolution of any disputes between the Parties, as described in Section 3.5. In particular and Subject to Section 3.5, the JDC shall be responsible for overseeing and making decisions regarding:

(i)             preclinical activities and Clinical Studies, including but not limited to clinical and registration strategy, Clinical Study designs, review of essential documents (such as clinical study protocols, Clinical Study reports, statistical analysis plans, and CTD documents) for such Clinical Studies, as described in any Development and Supply Plan, to support the NDA for the Product in the Field;

(ii)            clinical data go/no-go decisions through the Development and registration process as described in any Development and Supply Plan;

(iii)           review all materials that will be included in the eCTD (as defined in Section 5.1(a)(iii)) for Product other than Product for the PNE Indication

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

unless Allergan is Developing and Commercializing Product for the PNE Indication for compliance with Applicable Laws, including without limitation regulatory requirements for Regulatory Approval;

(iv)             review quality control procedures and plans with respect to all Clinical Trials for Product other than Product for the PNE Indication unless Allergan is Developing and Commercializing Product for the PNE Indication for compliance with Applicable Laws, including without limitation regulatory requirements for Regulatory Approval; and

(v)              other Development of the Product, other than Product for the PNE Indication unless Allergan is Developing and Commercializing Product for the PNE Indication, in the Field in the United States as described in any Development and Supply Plan.

3.4          Joint Supply Committee.

(a)          Effective as of the Effective Date, the Parties shall establish a joint supply committee (“Joint Supply Committee” or “JSC”). The Members of the JSC as of the Effective Date shall be as set forth on Exhibit 3.4. Membership of the JSC shall include representation from each Party’s manufacturing department and/or such other departments as the JSC may deem appropriate. The JSC’s sole role shall be to assist in *** for the manufacture and supply of Products required for Development and Commercialization in the Field in the Territory as set forth in the Nocturia Development and Supply Plan (“JSC Role”).

(b)          In performing the JSC Role, the powers and responsibilities of the JSC are limited to the matters set forth in this Section 3.4. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JSC shall not have the power to amend, modify or waive compliance with this Agreement, including without limitation the Nocturia Development and Supply Plan or the PNE Development Plan. The JSC shall coordinate with the respective Party to meet its responsibilities hereunder. In particular and Subject to Section 3.5, the JSC shall be responsible for overseeing and making decisions regarding Products, excluding Products for the PNE Indication unless Allergan, its Affiliates or Sublicensees are then Commercializing Products for the PNE Indication:

(i)         the Chemistry, Manufacturing, and Control (“CMC”) processes required for Development of the Product in the Field pursuant to the Nocturia Development and Supply Plan;

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(ii)         the clinical Compound and Device supply to meet requirements of the Nocturia Development and Supply Plan, as applicable;

(iii)        developing and ensuring a robust and validated supply process for the Compound, the Device, and required for Development and Commercialization of Product in the Field in the Territory pursuant to the Nocturia Development and Supply Plan, including without limitation through Third Party Commercial supplier(s);

(iv)        ensuring final Product in the Field in the Territory Developed pursuant to the Nocturia Development and Supply Plan meet Applicable Laws, including without limitation applicable Regulatory Authority standards and applicable Specifications;

(v)         ensuring components of the Product Developed pursuant to the Nocturia Development and Supply Plan, including without limitation the Compound and the Device(s), comply with Specifications therefor; and

(vi)        ensuring the required reports, data, and other CMC information included in the Regulatory Filings meet standards expected for final Regulatory Approval and the timelines set forth in the Nocturia Development and Supply Plan.

3.5          Escalation Procedure.

(a)        In the event that the JDC or JSC cannot agree on matters falling within the scope of its JDC Role or JSC Role, respectively, and its powers and responsibilities as set forth in Sections 3.3 and 3.4, respectively (whether due to failure to agree or failure to have a quorum present at a designated meeting time), then either Party or either Party’s Members of any committee may notify the Parties’ Alliance Managers. The Alliance Managers shall discuss in such matter in good faith. If the Alliance Managers are unable to resolve such matter, either Party may refer the matter to the Chief Executive Officer of Serenity (or a designee thereof) and either the Executive Vice President, Research & Development of Allergan (or a designee thereof for research and development matters) or the Vice President of Global Technical Operations of Allergan, at Allergan’s election, who shall meet at an agreed location or by telephone to resolve the disagreement within *** days after the meeting at which such disagreement occurred. If such officers of the Parties (or their designees) are unable to resolve the disagreement within an additional *** day period, then: (i) ***, and (ii) ***.

(b)        Notwithstanding anything to the contrary in this Agreement, each Party shall be required to perform the activities set forth in the Nocturia Development and Supply Plan with respect to such Party in accordance with the timelines and requirements set

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

forth therein, and no such activities shall be subject to the dispute resolution procedure set forth in this Section 3.5.

3.6          Alliance Managers.

(a)        Each Party shall appoint a single individual to act as such Party’s point of contact for communications between the Parties relating to the activities conducted under this Agreement (each, an “Alliance Manager”). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. The Alliance Manager of a Party may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

(b)        Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment between the Parties and within the JDC and the JSC. Each Alliance Manager will also: (i) be the point of first referral in all matters of conflict resolution; (ii) identify and bring disputes to the attention of the JDC and the JSC, as applicable, in a timely manner; (iii) plan and coordinate cooperative efforts and internal and external communications; and (iv) take responsibility for ensuring that governance activities, such as the conduct of required JDC and JSC meetings and production of meeting minutes occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

4.           DEVELOPMENT AND SUPPLY.

4.1          Development Activities.

(a)        The Parties shall Develop the Product for the Nocturia Indication for use in the Field in the United States in accordance with Articles 3, 4 and 5 pursuant to the Nocturia Development and Supply Plan. The Nocturia Development and Supply Plan shall be the governing document directing Development activities for the Nocturia Indication, and neither Party shall conduct Development activities for the Nocturia Indication except as set forth in the Nocturia Development and Supply Plan. Serenity shall have primary responsibility for the clinical Development of the Products for the United States as set forth in the Nocturia Development and Supply Plan, and shall be solely responsible for day-to-day clinical and supply operations and completion of activities as defined in the Nocturia Development and Supply Plan, subject to oversight by and control of the JDC and the JSC, as applicable. For clarity, Regulatory Filings for the Products Developed pursuant to the Nocturia Development and Supply Plan in the United States shall be prepared and filed as set forth in Article 5. Allergan will be Serenity’s authorized agent for the Nocturia Indication in all interactions with the FDA after preparation and submission of all formal Regulatory Filings by Serenity as set forth in Article 5. Notwithstanding the foregoing, (i) Serenity shall conduct all Development activities

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

with respect to the Products for the Nocturia Indication as set forth in the Nocturia Development and Supply Plan; (ii) the JDC shall determine when any and all Development activities shall commence and the regulatory strategy for seeking (if and when appropriate) Regulatory Approvals for Products in the Territory other than Products for the PNE Indication unless Allergan is Developing or Commercializing such Products, and, if the JDC so decides, Serenity shall seek and (if appropriate) file for such Regulatory Approvals in the United States; and (iii) the JDC shall have the responsibility for determining such strategy. Allergan shall have sole responsibility for the clinical Development of, and shall be solely responsible for day-to-day clinical and supply operations and completion of Development activities for, the Products other than Products for the PNE Indication, outside of the United States, provided that Allergan shall consult with the JDC and Serenity.

(b)        The Parties acknowledge that the initial Nocturia Development and Supply Plan activities shall focus on Development of the Product for the Nocturia Indication in the United States and NDA approval for the Nocturia Indication, and that, following receipt of such NDA approval, *** and the Parties shall enter into a subsequent Development and Supply Plan for the *** Field accordingly. Any and all subsequent Development and Supply Plans will be structured and governed as set forth above with the exception that Allergan shall have final approval rights over any matter in dispute. Other than with respect to Product for the PNE Indication Developed or Commercialized by or on behalf of Serenity, Serenity shall not, and shall not have the right to, conduct any Product Development activities outside of the Nocturia Development and Supply Plan, or subsequent Development and Supply Plan, without the prior written consent of Allergan. If Allergan, in its sole discretion elects to ***, then Serenity shall have the right but not the obligation ***, or portion thereof; provided that Serenity has and will ***. Prior to commencing any such activities, the Parties shall ***. Without limiting the foregoing, prior to beginning the conduct of any ***, Serenity shall demonstrate to Allergan that it has and will ***. For clarity, if prior to ***, Serenity has *** that Serenity has on the Effective Date, Serenity shall be deemed to have the ***.

(c)        Prior to commencing any Clinical Studies for the PNE Indication in accordance with Section 2.4(c), Serenity will provide Allergan with a plan that includes the general timelines for Serenity’s conduct of Development activities with respect to the Products for the PNE Indication, and descriptions of all such Clinical Studies proposed to be conducted for the PNE Indication, which may be updated from time to time by Serenity (the “PNE Development Plan”).

(d)        Without limiting Allergan’s rights and remedies hereunder, Serenity shall devote and maintain the personnel and other resources necessary to conduct and complete the Development activities set forth in the applicable Development and Supply Plan using Commercially Reasonable Efforts to meet the timetables set forth in such applicable Development and Supply Plan, including without limitation the filing of any *** update and the response to any and all questions or requests, including without limitation any additional tasks,

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

analyses, or Clinical Studies if required by the Regulatory Agencies during any applicable review period. Without limiting the foregoing obligation, Serenity agrees that, for as long as it has the responsibility to carry out such Development activities: (i) it will use commercially reasonable efforts to retain each of the individuals specified in Exhibit 4.1(d) to continue to perform services for Serenity for the applicable term set forth in Exhibit 4.1(d), as either an employee or independent contractor (collectively, the “Key Development Personnel”); and (ii) it will use commercially reasonable efforts to replace any Key Development Personnel who leave Serenity during the applicable term set forth in Exhibit 4.1(d) for any reason, with a person or persons of comparable skill and experience in the industry for such term. For purposes of clarity, Serenity shall be able to cure any material breach of (i) above by complying with (ii) above. All Key Development Personnel shall allocate their time to performing Development services under this Agreement in accordance with the applicable Development and Supply Plan until Acceptance by the FDA of the NDA for the Product for the applicable Indication. Without limiting the foregoing, Allergan shall have the right to include within any applicable Development and Supply Plan, for any given Calendar Year, activities relating to Development of the Product that will require Serenity to devote the time (determined on an annual basis) of Key Development Personnel (or a person or persons of comparable skill and experience in the industry, if any of the Key Development Personnel is no longer an employee of Serenity) that is consistent with such Key Development Personnel’s customary past practices with Serenity, provided that such Key Employees will devote no less than the time that is required to perform activities set forth in any applicable Development and Supply Plan in accordance with the timelines and requirements set forth therein.

(e)        The Parties agree to seek a waiver from the FDA from any requirement to Develop a Product for a pediatric use, including without limitation pursuant to 21 C.F.R. 314.55. If the FDA requires or requests the Parties to conduct studies relating to the Product for a pediatric use, the Parties shall use commercially reasonable efforts to cause the FDA to rescind such requirement or request. In the event the Parties are unsuccessful in causing the FDA to rescind such requirement or request within a commercially reasonable period of time, the Parties shall agree in good faith upon a plan for Development of a Product for such pediatric use, which plan shall satisfy the requirements of the FDA and shall be incorporated in to the applicable Development and Supply Plan. In such event the license grant in Section 2.4(c) shall terminate and be of no effect, and any and all activities under any PNE Development Plan shall be terminated. *** shall bear *** of *** costs and expenses incurred by the Parties in connection with the conduct of Development activities required by the FDA pursuant to this Section 4.1(e), including without limitation Clinical Studies, for a Product for such pediatric use. The allocation of any such Development activities between the Parties shall be as set forth in this Articles 4 and 5 with respect to the applicable Development and Supply Plan. If any Development activities requested by the FDA pursuant to this Section 4.1(e), including without limitation Clinical Studies for pediatric use, results in Regulatory Approval of the Product for a new pediatric use, including, but not limited to, the PNE Indication, Allergan shall use Commercially Reasonable Efforts to Commercialize such Product for such pediatric use and for the PNE Indication. Notwithstanding any other provision of this Agreement to the contrary, if Serenity’s rights to Develop and Commercialize Product for the PNE Indication are terminated pursuant to this

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Section 4.1(e), none of the restrictions or exclusions imposed on Allergan herein with respect to the PNE Indication shall have any force or effect, and Allergan shall have the same rights to Develop and Commercialize Products for the PNE Indication as Allergan has with respect to all other Indications in the Field.

4.2          Nocturia Development and Supply Plan. The Parties have agreed upon a general allocation of the Parties’ responsibilities for Development of Products as set forth in this Article 4, and a specific allocation of Serenity’s responsibilities for the activities under this Agreement as set forth in the Nocturia Development and Supply Plan. The goal of the Nocturia Development and Supply Plan is to prepare an NDA for the Product for the Nocturia Indication and seek approval by the FDA and to establish a fully validated and approved supply process for the manufacture of Commercial supplies of such Product meeting the Specifications therefor. Neither Party shall conduct Development, including without limitation manufacture or supply, of Products in the Field other than in accordance with the Nocturia Development and Supply Plan or the PNE Development Plan, as applicable, unless pursuant to a separate Development and Supply Plan established pursuant to and containing the terms set forth herein. The Parties may amend the Nocturia Development and Supply Plan upon mutual written agreement, subject to review by and approval of the JDC. Each Party, through its representatives on the JDC, shall be permitted to provide advice and commentary with respect to the Nocturia Development and Supply Plan and each Party shall consider such advice and commentary in good faith. All Development and Supply Plans and the PNE Development Plan shall be consistent with and shall not contradict the terms of this Agreement without the written consent of the Parties, and in the event of any inconsistency between any Development and Supply Plan and this Agreement, or the PNE Development Plan and this Agreement, the terms of this Agreement shall prevail.

4.3          Development Costs.

(a)        Serenity shall be *** responsible for ***:

(i)          remaining Development costs associated with the Product for the Nocturia Indication for the United States, including without limitation any and all Development costs incurred by the Parties to (A) develop and seek Regulatory Approval of the Product for the Nocturia Indication in the United States and (B) complete all items set forth in the Nocturia Development and Supply Plan, including without limitation the successful establishment of a fully validated and approved supply process for the manufacture of Commercial supplies of such Product meeting the Specifications therefor, but only to the extent such Development items are set forth in the Nocturia Development and Supply Plan and this Agreement in effect on the Effective Date.

(ii)          If an FDA request leads to the need to conduct additional Clinical Studies or non–Clinical Studies for the Nocturia Indication prior to Regulatory Approval

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

is obtained for the Nocturia Indication in the United States, the Parties shall update the Nocturia Development and Supply Plan to include such additional Clinical Studies or non–Clinical Studies, Serenity shall perform such Clinical Studies or non–Clinical Studies, and, subject to Section 4.3(a)(iv), *** the costs and expenses of such additional activities.

(iii)         In the event that the JSC recommends (subject to Section 3.5), or the Parties agree that Serenity perform any Development before Regulatory Approval is obtained for the Nocturia Indication in the United States, including without limitation manufacture or supply activities, items that are not specified in the Nocturia Development and Supply Plan in effect as of the Effective Date, Serenity shall perform such manufacture and supply activities, and *** the costs and expenses of such additional activities. For clarity, in the event that the performance of any item, other than Clinical Trials, set forth in the Nocturia Development and Supply Plan in effect as of the Effective Date is unsuccessful, Serenity shall conduct additional Development activities in order to successfully complete such item *** cost and expense.

(iv)         Notwithstanding Sections 4.3(a)(i) and 4.3(a)(ii), *** costs and expenses with respect to the performance of any Clinical Studies, non–Clinical Studies or other activities described on Exhibit 4.3(a)(iv) (“Non-Shared Activities”).

(v)          Development costs associated with Serenity’s activities for Development of the Product for the PNE Indication, including without limitation any and all such Development costs incurred to develop and support Regulatory Approvals of the Products for the PNE Indication.

(vi)         To the extent either Party incurs costs or expenses for Development activities that are in excess of the share for which it is responsible as set forth in this Section 4.3, such Party shall provide the other Party with a reasonably detailed accounting and invoice for such costs or expenses, including without limitation details of out-of-pocket expenses and allocated FTE costs, and the other Party shall promptly reimburse such Party for all undisputed amounts set forth in such invoice.

(b)        *** responsible for *** Development costs associated with the Product for the *** Field if the Parties agree to conduct Development and regulatory activities for the *** Field, including without limitation any and all Development costs incurred by the Parties to develop and support Regulatory Approvals of the Products for the *** Field; provided that if Serenity has agreed to perform Development activities pursuant to the Development and Supply Plan for the *** Field pursuant to Section 4.1(b), *** of any costs and expenses incurred by the Parties with respect to such Development and regulatory activities in the *** Field as set forth in the Development and Supply Plan for the *** Field in excess of *** Dollars ($***),

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

which costs and expenses shall exclude, and shall not be marked-up to include, any of either Party’s overhead or general and administrative costs.

4.4          Efforts.

(a)        Serenity, and its Affiliates and its Sublicensees, shall use Commercially Reasonable Efforts to Develop and supply the Products, other than Products for the PNE Indication, in the Field in the United States in accordance with the terms of this Agreement, and all applicable Development and Supply Plans, including without limitation by using Commercially Reasonable Efforts to prepare, obtain, and maintain all Regulatory Filings and Regulatory Approvals covering the Products in the Field in the United States as set forth in the applicable Development and Supply Plan, including without limitation compiling and submitting the CTD for the NDA and conducting all activities for the Regulatory Approval of the NDA as set forth in the applicable Development and Supply Plan. Without limiting Allergan’s rights and remedies hereunder, Serenity shall devote the resources necessary to conduct and complete all Clinical Studies described in the applicable Development and Supply Plan using Commercially Reasonable Efforts to meet the timetables set forth in such Development and Supply Plan. Serenity shall, ***, reasonably expand its Development, manufacturing, and Clinical Study staff for performance of the services set forth in this Article 4 as set forth in the applicable Development and Supply Plan.

(b)        Allergan shall use Commercially Reasonable Efforts to Develop the Products, other than Product for the PNE Indication unless Allergan is Developing such Product in the PNE Indication in accordance with the terms and conditions of this Agreement, in the Field in ***, including without limitation by using Commercially Reasonable Efforts to prepare, obtain, and maintain all Regulatory Filings and Regulatory Approvals covering the Products, other than Product for the PNE Indication unless Allergan is Developing such Product in the PNE Indication in accordance with the terms and conditions of this Agreement, in the Field in the Territory outside of the United States.

4.5          Standard of Performance. Each Party, in performing its activities in connection with the Development of the Products, shall comply with all Applicable Laws, and shall conduct its Development activities in good scientific manner. Serenity may not conduct any material Development, manufacturing, and supply activities with respect to any Product that are inconsistent with this Agreement, without Allergan’s prior written consent.

4.6          Technology Transfer. After commencement of Allergan’s Development activities under this Agreement, at Allergan’s request and expense, Serenity shall provide reasonable assistance and technical expertise as necessary to transfer appropriate technology to support Development of Products under this Agreement. Promptly after any such request by

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Allergan, Serenity shall transfer, ***, Information relating to the applicable Products sufficient to enable the commencement of Development of such Products by Allergan.

4.7          Subcontracting of Development Work.

(a)        Subject to this Section 4.7, Serenity shall not subcontract any of its Development obligations under this Agreement, including without limitation the Nocturia Development and Supply Plan, with respect to Products other than Products for the PNE Indication without the prior written approval of the JDC. The Parties acknowledge that, as of the Effective Date, Serenity has engaged for Development purposes subcontractors pursuant to the agreements with the subcontractors listed on Exhibit 4.7(i) and has entered into the Clinical Trial agreements listed on Exhibit 4.7(ii) (such Clinical Trial agreements, the “Existing Clinical Trial Agreements”). Serenity represents and warrants that it has not granted, in any of the Existing Clinical Trial Agreements, any rights or licenses under any intellectual property rights relating to Products, the Assigned Patent Rights, the Licensed Patents Rights, or the Licensed Know-How, except for the sole purpose of conducting Clinical Trials on behalf of Serenity with respect to Products, and any and all inventions arising out of the activities performed under the Existing Clinical Trial Agreements shall be owned solely by Serenity. Except with respect to the Existing Clinical Trial Agreements, if not already provided in the agreements with the subcontractors listed on Exhibit 4.7(i), Serenity will use commercially reasonable efforts to amend the agreements with the subcontractors listed on Exhibit 4.7(i) so that *** such subcontractor is obligated to comply with all applicable regulatory obligations and other Applicable Laws ***. Serenity shall update Exhibits 4.7(a)(i) and 4.7(a)(ii) each Calendar Quarter with the then-current agreements approved by Allergan. Notwithstanding anything to the contrary in this Agreement: (x) none of the rights of Allergan hereunder shall be adversely affected as a result of such subcontracting, and (y) Serenity shall at all times be responsible for the performance of its subcontractors.

(b)        After the Effective Date, Serenity may provide to Allergan a draft of any proposed subcontractor agreement prior to execution for Allergan’s review and approval. Other than with respect to the agreements listed on Exhibits 4.7(a)(i) and 4.7(a)(ii) as of the Effective Date, or any subcontractor agreement for which Allergan has provided such approval, Serenity’s subcontractor agreements shall provide that (i) such subcontractor shall be bound by obligations of confidentiality and restrictions on use of Confidential Information that are no less restrictive than the obligations in Article 12; (ii) Serenity will (A) retain or obtain ownership of or (B) with respect to Patents, Patent Applications, and other intellectual property rights that (1) do not Cover the Product(s), or improvements or derivatives of the Product(s), and (2) have general application to manufacturing processes or formulation development of drug products or drug delivery systems other than Products, obtain sufficient license to exploit, which shall be exclusive as it relates to the exploitation of the Product(s): any and all Patents, Patent Applications, and other intellectual property rights made by such Third Party in performing such services for Serenity that are necessary for the Development, manufacture, and Commercialization of Products; (iii) Allergan will have the same audit and inspection rights as those provided in Section 5.3; (iv) the quality standards of will be no less stringent than those

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

determined by the JSC pursuant to Section 4.10(d); (v) such subcontractor comply with all applicable regulatory obligations and other Applicable Laws; and (vi) Serenity will have the right to assign such agreement to Allergan after commencement of Allergan’s Development activities under this Agreement, subject to Serenity’s right under such agreement to fulfill Serenity’s Development obligations under the Nocturia Development and Supply Plan. In accordance with the foregoing, Serenity shall enter into a development agreement and a commercial supply agreement with DPT within *** days after the Effective Date, pursuant to which development agreement Serenity and DPT shall conduct final phase development of the commercial manufacturing process, including without limitation all CMC activities in connection therewith, pursuant to which commercial supply agreement DPT shall supply Product to Serenity in accordance with the applicable specifications as defined in such commercial supply agreement, and unless Allergan pre-approves such agreements, such agreements shall contain the terms agreed to by Serenity and DPT in the binding term sheet executed by Serenity and DPT as of the Effective Date (such commercial supply agreement with DPT, the “DPT Commercial Supply Agreement”).

4.8          Development Reports. Each Party will provide, once each Calendar Quarter, the JDC with written Development reports or presentations at JDC meetings. Each report or presentation shall include, but not be limited to, the Development activities accomplished by or on behalf of such Party since the previous JDC meeting, including without limitation a summary of significant results, Information, and data generated, significant challenges anticipated, and updates regarding significant intellectual property issues relating to each Product. Upon reasonable request by a Party, the other Party shall provide additional information with respect to the material experimental data underlying such summary, drafts, summaries of available clinical protocols, investigator brochures, non-clinical protocols, any analyses and reports, including without limitation any study reports, any serious adverse event (SAE) reports prepared during the Development activities and any documents for any and all CTD regulatory submissions for review with respect to Products. Each such report or presentation also shall include without limitation, with respect to each Product other than Product for the PNE Indication Developed or Commercialized by Serenity, a multi-year plan for conducting anticipated Development activities with respect to such Product, including without limitation the following anticipated activities or events: preclinical and Clinical Studies and activities, a description of the Indication targeted, timelines for starting and completing key activities, timelines for data preparation, including without limitation any and all drafts, upon request, and final reports for all documents and submission documents Regulatory Filings, ADME and pharmacology studies, and manufacturing process development. Upon Allergan’s reasonable request, Serenity’s JDC members shall meet with Allergan’s JDC members by teleconference, video conference or in person to discuss any aspects of such reports and/or submission documents for the CTD within a reasonable time period after such request.

4.9          Records. Subject to Sections 4.7(a), each Party shall, and shall require its contractors to, maintain, during the term of this Agreement and for a period of *** years thereafter, complete and accurate records of all work conducted in furtherance of the

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Development of Products other than Products for the PNE Indication Developed or Commercialized by or on behalf of Serenity, and all results, Information, data, and developments made in conducting such activities. Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

4.10        Manufacturing.

(a)        Obligations. The Parties shall perform their respective obligations pertaining to manufacturing and supply of Products required for Development, and establish a fully validated and approved supply process for the manufacture of Commercial supplies of such Product meeting the Specifications therefor as set forth in the applicable Development and Supply Plan. Subject to the terms and conditions of this Agreement, and as set forth in the applicable Development and Supply Plan, Serenity shall have manufactured and supplied to Serenity and/or Allergan (if Allergan has Development activities under the applicable Development and Supply Plan), ***, all of the requirements of Serenity and/or Allergan (if applicable) for Products for clinical Development and establishment of a fully validated and approved supply process for the manufacture of Commercial supplies of such Products under the terms of this Agreement. Unless otherwise agreed by the Parties, for no more than *** years following First Commercial Sale of the Product for the Nocturia Indication in the United States unless otherwise agreed by the Parties, Serenity shall have manufactured and supplied to Allergan all of Allergan’s requirements for Products for the Nocturia Indication for Commercial sale pursuant to a Commercial supply agreement (the “Commercial Supply Agreement”) as described in Section 4.10(e). Notwithstanding the foregoing, Allergan shall have the right to assume Serenity’s manufacturing and supply responsibilities at any time upon *** days prior written notice to Serenity pursuant to Section 4.10(g).

(b)        Subcontracting of Manufacturing Work under the Nocturia Development and Supply Plan. Serenity may meet its obligations to supply the Product to Allergan under the applicable Development and Supply Plan through subcontracts with Third Parties, subject to the following requirements:

(i)         Serenity may not subcontract the performance of any services or sublicense any rights set forth in this Section 4.10 to any subcontractor without the prior written consent of Allergan, unless Allergan is notified of the identity of such subcontractor and the terms of Section 4.10(b)(ii) and (v) apply to such subcontractor. Allergan may, in its sole discretion, disapprove of any subcontractor; provided, however, that Allergan hereby gives its written consent to the use of the manufacturers set forth on Exhibit 4.10(b) as subcontractors. For clarity, if Serenity elects to enter into an agreement with any of the manufacturers set forth on Exhibit 4.10(b), the provisions of this Section 4.10(b) shall apply with respect to any such agreement;

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(ii)          Subject to Section 4.10(b)(vi): (A) none of the rights of Allergan hereunder shall be adversely affected as a result of such subcontracting; (B) any such Third Party subcontractor to whom Serenity discloses Confidential Information shall enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information ***; (C) Serenity will (1) *** or (2) with respect to *** that (x) do not ***, and (y) ***; and (D) Serenity shall at all times be responsible for the performance of such subcontractor, and the costs and expenses incurred in connection with such subcontracting;

(iii)         Serenity will supervise each subcontractor’s performance of the manufacturing and supply services and compliance with the terms of this Agreement, the applicable Development and Supply Plan, and the Commercial Supply Agreement;

(iv)         Prior to any termination of Serenity’s responsibility to have manufactured and supplied Product to Allergan pursuant to this Section 4.10, all fees, costs, and other expenses relating to each subcontractor shall be borne by Serenity, subject to any Unit Transfer Price payments by Allergan pursuant to the Commercial Supply Agreement;

(v)          Subject to Section 4.10(b)(vi), Serenity must enter into a written agreement with each subcontractor engaged by Serenity after the Effective Date obligating such subcontractor to comply with Serenity’s obligations under the applicable terms of this Agreement, including without limitation the quality standards determined by the JSC pursuant to Section 4.10(d), and that such subcontractor will comply with all applicable regulatory obligations. Serenity shall require that ***. Any and all such agreements with manufacturers and/or suppliers of components of the Product shall be ***. Serenity shall provide Allergan with a copy of each executed agreement with each subcontractor permitted hereunder. Any and all such subcontracts shall be ***;

(vi)         After the Effective Date, Serenity may provide to Allergan a draft of any proposed subcontractor agreement prior to execution for Allergan’s review and approval. Any such agreement entered into by Serenity and such subcontractor in the form approved by Allergan shall not be subject to the requirements of Sections 4.10(b)(ii)(C) and (D) and Section 4.10(b)(v).

(vii)        Serenity will not retain any subcontractor in any country where doing so would violate any Applicable Laws, including without limitation due to embargoes or other restrictions; and

(viii)       Serenity acknowledges and agrees that, except and to the extent that Allergan assumes Serenity’s manufacture obligations under Section 4.10(g), Allergan

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

has no obligations under this Agreement to any such subcontractor and no subcontractor has any rights or remedies against Allergan hereunder (except where such agreements are assigned to Allergan hereunder).

(c)        Allergan Cooperation. Allergan acknowledges that Serenity does not possess manufacturing facilities and that Serenity’s ability to perform its obligations under this Section 4.10 depends on the timely engagement of manufacturing subcontractors that Serenity is obligated to engage hereunder. Allergan agrees to cooperate with Serenity in the establishment of a Commercial supply chain for the Product in the Field in the Territory.

(d)        Specifications. The current specifications for each of the Compound, the Device(s), and the Product (“Specifications”) are attached hereto as Exhibit 4.10(d). Exhibit 4.10(d) can be amended only by written agreement of the Parties. For clarity, prior to submission of an NDA for a Product, the Specification for such Product shall be amended to include the final Commercial packaging configurations for such Product. If and to the extent that Serenity ships any Product to Allergan, each shipment shall be in accordance with Allergan’s written instructions and Applicable Laws governing the shipment, labeling, and packaging of such Product. Prior to the production of Product under this Agreement, the JSC shall determine the quality standards applicable to the manufacture of the Product.

(e)        Commercial Supply. At least *** prior to the anticipated date of Regulatory Approval of the Product in the United States, (i) Serenity shall have executed Commercial supply agreements with manufacturers and/or suppliers of components of the Product, including without limitation the Compound and Device(s), provided that Serenity shall not enter into any such agreement without the prior written consent of Allergan, unless Allergan is notified of the identify of such manufacturer/supplier and the remaining terms of this Section 4.10(e) apply to such manufacturer/supplier, and (ii) the Parties shall negotiate in good faith, and enter into, the Commercial Supply Agreement which will provide for the manufacture and supply of the Product in the Field for Commercial purposes on terms mutually acceptable to the Parties, with terms shall be consistent with the terms contained in such Commercial supply agreements with manufacturers and/or suppliers of components of the Product, and upon the Commercial Supply Agreement going into effect, the terms of this Agreement concerning Commercial supply of Product shall be superseded and replaced by the Commercial Supply Agreement. Serenity shall provide Allergan with a copy of each executed agreement with each subcontractor permitted hereunder. Any and all such subcontracts shall be ***. Such Commercial supply agreements shall contain:

(i)         terms consistent with provisions customarily found in agreements for the manufacture and supply of commercial quantities of products of a similar nature, including without limitation provisions relating to timing and size of production orders, shipping, certificates on delivery, risk of loss, inspection and acceptance, timing of invoices and payments, failure to supply, and remedies for breach of representations and warranties;

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(ii)          terms obligating such subcontractor to comply with Serenity’s obligations under the applicable terms of this Agreement, including without limitation ***, and that such subcontractor will comply with all applicable regulatory obligations. Serenity shall require that ***. Any and all such agreements with manufacturers and/or suppliers of components of the Product shall be ***;

(iii)         the Unit Transfer Price for all such Product;

(iv)         the representations and warranties set forth in Section 9.2(n) for the commercial supply of Product in the Field (unless the Parties mutually agree to modify such provisions); and

(v)          the indemnification and disclaimers and limitations on liability no less stringent than the terms set forth in Articles 10 and 11 for the commercial supply of Product in the Field (unless the Parties mutually agree to modify such provisions).

(f)         Commercial Supply Agreement Mediation. The Parties acknowledge that timely negotiation of Commercial Supply Agreement will be critical to the ability to launch the Product. If at any time more than *** days after the commencement of negotiation of such agreement, either Party believes such negotiations have reached an impasse, such Party may by written notice to the other Party cause a meeting of the Vice President of Global Technical Operations of Allergan and the Chief Executive Officer of Serenity to seek to resolve such impasse. Such meeting shall be held within *** days following such written notice. If, following such meeting of senior executives, either Party believes an impasse still exists, then such Party may by written notice cause the Parties to engage in a non-binding mediation of their differences over the proposed agreement. Unless the Parties otherwise agree at the time, such mediation, including without limitation the selection of the mediator, shall be conducted in accordance with the rules of the American Arbitration Association. The fees and costs of the mediator shall be borne equally by the Parties, regardless of the outcome of the mediation.

(g)        Right to Terminate. Allergan may terminate Serenity’s responsibility to have manufactured and supplied Product to Allergan under this Agreement at any time with prior written notice. Such termination shall be effective *** days after delivery of the notice, or such later date, at Allergan’s sole discretion, as necessary to complete transition to another manufacturer or to Allergan. Termination of Serenity’s manufacture and supply obligation shall not relieve the Parties of any amounts owing between them. On termination of Serenity’s manufacture and supply obligation, Serenity shall provide to Allergan a copy of all of the then-current Information Controlled by Serenity necessary or useful for the manufacture of the Product in the Field, shall make its manufacturing personnel available for reasonable consultation with Allergan regarding the processes for Product manufacture, and shall provide all other technical transfers of all parts of the validated process for the Product in the Field, including without limitation Regulatory Filings and other regulatory items. Serenity shall assign to Allergan, and Allergan shall assume responsibility under, all of Serenity’s supply subcontracts

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

for the Product applicable to the Field. The Parties shall negotiate in good faith the transition of Serenity’s sourcing of Product from such Third Party. After termination of Serenity’s manufacturing and supply obligations as set forth herein, Allergan shall be solely responsible for all supply and manufacture of Product in the Field in the Territory, including without limitation all costs and expenses associated therewith, fulfilling such subcontract agreements from the applicable date of assignment. After Allergan terminates Serenity’s manufacturing responsibilities under this Section 4.10(g), to the extent that such responsibilities are transferred to Allergan, Serenity shall have no further performance obligation or liability under this Section 4.10.

(h)        If Allergan assumes manufacturing and supply obligations under Section 4.10(g), to the extent any of the subcontracts entered into pursuant to Sections 4.10(b) cover the same components used by Serenity in the Product for the PNE Indication, Allergan agrees to work in good faith to assist Serenity in obtaining supply of such components from the relevant subcontractor for Serenity’s development of the Product for the PNE Indication.

(i)         For the purposes of this Section 4.10, the term “Unit Transfer Price” of a unit of Product means *** percent (***%) of actual out-of-pocket costs that are incurred by Serenity in the manufacture of such Product (determined in good faith and in accordance with GAAP) of such Product meeting the Specifications supplied to Allergan, its Affiliates or Sublicensees, to the extent directly attributable and allocable to the manufacture and supply of such Product, which costs shall include the actual charges from Third Parties for manufacturing, FDA establishment fee, packaging, freight, insurance, exporting the Product, Product quality assurance/control costs, the cost of materials, the cost of ***, stability, in process and release specification testing, validation, and all other testing required to meet Specifications, and all other amounts invoiced by Third Parties, such as DPT, associated with the manufacture of such Product. No internal Serenity costs, including without limitation any FTE costs, overhead or general and administrative costs, idle or excess capacity, the cost of capital expenditures (including without limitation depreciation), or other direct or indirect costs of Serenity, will be included in the Unit Transfer Price. Notwithstanding anything to the contrary in this Agreement the Unit Transfer Price paid by Allergan to Serenity for a Product at any time prior to the *** anniversary of the First Commercial Sale of the Product for the Nocturia Indication shall not be greater than the price applicable Unit Transfer Price cap (based on volume of Product ordered per year) set forth in Exhibit 4.10(i). For clarity, in the event any validation batches of Product meet the applicable Specifications suitable for Commercialization of such Product, Serenity may supply such Product to Allergan in consideration for the Unit Transfer Price for such Product.

(j)         If, while DPT is manufacturing Product on behalf of either Party and during the remaining useful life of any equipment listed on Exhibit 4.10(j) (the “Equipment”) owned by CPEX Pharmaceuticals, Inc. (“CPEX”) and provided to DPT on or before the Effective Date for DPT’s use in manufacturing Products for or on behalf of Serenity

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

is removed from its location as of the Effective Date or otherwise becomes unavailable for use by DPT for manufacture of the Product by DPT for reasons other than normal wear and tear, *** so that DPT’s manufacture of the Product on behalf of either Party for Development and Commercial purposes under this Agreement is uninterrupted.

(k)        If Allergan elects, during the period beginning on the receipt by Serenity of the *** Dollar ($***) payment upon achievement of the milestone set forth in Section 7.2 entitled *** and ending on the earlier of (i) *** or (ii) *** years after First Commercial Sale of the Product for the Nocturia Indication, to enter into an agreement with DPT to purchase all or a portion of the manufacturing equipment owned by DPT as of the Effective Date, or any new equipment that Allergan reasonably believes would increase the efficiency of the existing manufacturing line that is in place at DPT as of the Effective Date, and used by DPT to manufacture Product for commercial supply of Product, Serenity will pay to Allergan an amount equal to the lesser of (x) *** percent (***%) of all costs and expenses incurred by Allergan in connection with such purchase or (y) *** Dollars ($***) (such amount, the “Serenity Portion”). Serenity may elect to either pay Allergan the full amount of the Serenity Portion, or to permit Allergan to set off royalties payable by Allergan to Serenity pursuant to Section 7.4(a) in the amount of the Serenity Portion, such set off to equal, in any Calendar Quarter, up to *** percent (***%) of Net Sales by Allergan or its Affiliates in such Calendar Quarter; provided that any amount of such set off in excess of ***percent (***%) of Net Sales by Allergan or its Affiliates in such Calendar Quarter shall be carried forward and credited against royalties otherwise payable to Serenity under Section 7.4(a) in subsequent Calendar Quarters (again subject to such *** percent (***%) Net Sales limit each Calendar Quarter). ***.

5.           REGULATORY MATTERS.

5.1         Obligations of the Parties Relating to Regulatory Submissions.

(a)        The following terms shall apply during the period commencing on the Effective Date and ending on the date upon which Allergan delivers notice under Section 5.1(b):

(i)         Serenity shall own all Regulatory Filings and Regulatory Approvals relating to the Product in the United States;

(ii)        Serenity hereby appoints Allergan as its exclusive (even as to Serenity) authorized agent for all regulatory activities relating to the Product in the Field in the United States, other than Products for the PNE Indication unless Allergan is Developing or Commercializing such Products for the PNE Indication in accordance with the terms and

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

conditions hereof, including without limitation obtaining and maintaining Regulatory Approvals and authorizations and all substantive interactions with FDA related thereto; provided that Serenity will cooperate, as set forth in this Section 5.1(a) and as reasonably requested by Allergan, in the preparation, submission, and maintenance of such Regulatory Filings and Regulatory Approvals. Serenity shall notify the FDA within fifteen (15) days after the Effective Date of its appointment of Allergan as such authorized agent. In order to perfect the foregoing appointment, Serenity irrevocably appoints Allergan as Serenity’s attorney-in-fact for the purpose of acting as authorized agent. As Serenity’s authorized agent or attorney-in-fact, Allergan shall have primary responsibility for all communications and correspondence with the FDA relating to such Product. After notifying the FDA of Allergan’s appointment as Serenity’s authorized agent, unless required by Applicable Laws, Serenity shall not file any formal regulatory submission or initiate any substantive communication without the prior written approval of Allergan, which will not be unreasonably withheld or delayed. Upon Allergan’s sole discretion and prior written approval, Allergan may authorize Serenity to file regulatory submissions. Allergan’s authorization or approval of a Serenity regulatory submission is not approval of such submission through Allergan’s quality control review process and shall not imply or suggest that Allergan has processed such submissions through its internal quality control review process or otherwise audited, verified, or validated any data, reports, analyses, statistics, conclusions, or other information contained within any submissions filed with the FDA. Serenity shall be solely responsible for ensuring the truth, completeness, accuracy, validity, and accuracy of all information, claims, reports, and statistics and other data and conclusions derived therefrom utilized as the basis for or submitted in connection with any and all regulatory submissions by Serenity. Allergan may revoke such authorized agent status at any time upon written notice to Serenity. For clarity, this Section 5.1(a)(ii) shall not apply to Product for the PNE Indication Developed or Commercialized by Serenity;

(iii)      Serenity shall prepare all formal regulatory submissions relating to the Product in the Field in the United States in the electronic CTD (“eCTD”) format, as applicable and consistent with FDA requirements and guidance. For clarity, the format of the NDA shall be a CTD with all documents that are required to be included in a CTD, as applicable and consistent with FDA requirements and guidance. Serenity shall provide Allergan with draft copies of all formal regulatory submissions to Regulatory Authorities relating to the Product other than Product for the PNE Indication Developed or Commercialized by Serenity for Allergan’s feedback, including without limitation a draft copy of each module of the eCTD form as each module is being created and each completed module promptly when available. In addition, Serenity shall provide to Allergan copies of all final versions of submissions to Regulatory Authorities that relate to the Product other than Product for the PNE Indication Developed or Commercialized by Serenity in the Field in the United States reasonably in advance of the applicable deadline for Allergan’s filing of such submissions;

(iv)      Each Party shall notify the other Party within *** Business Days after receipt of any written, electronic, or verbal communications to or from Regulatory Authorities on matters relating to the Product in the Field in the United States or which could

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

reasonably be deemed to impact the Product in the Field or its Development, manufacture, or Regulatory Approval and will provide the other Party, upon such other Party’s request, with copies of any such electronic or written communications within *** Business Days after such other Party’s request, or such earlier date as required by Applicable Law. If a Regulatory Authority requests additional information regarding a formal regulatory submission, Allergan shall advise Serenity of such requested information, and Serenity will supply the information requested by FDA in a timely fashion to Allergan;

(v)      Allergan shall organize and conduct all negotiations with Regulatory Authorities in the United States relating to the Product in the Field, other than Products for the PNE Indication unless Allergan is Developing or Commercializing such Products for the PNE Indication in accordance with the terms and conditions hereof, provided that Allergan shall use commercially reasonable efforts to schedule such negotiations or any other meetings or teleconferences with Regulatory Authorities to allow Serenity to participate. In addition, at Allergan’s reasonable request, Serenity will make appropriate personnel reasonably available for such meetings or teleconferences. Allergan shall provide copies of all materials relating thereto to Serenity and shall advise Serenity of, and Serenity may provide prompt input relating to, all planned regulatory activities and exchanges with Regulatory Authorities for Product in the Field within the United States. A written summary of all meetings or teleconferences with Regulatory Authorities shall be prepared by Allergan and circulated within thirty (30) days after such meeting or teleconference;

(vi)      The Regulatory Filing fees for Regulatory Approval of the first Product in the United States shall be borne solely by Serenity. Notwithstanding the foregoing, ***; and

(vii)      Allergan shall not be responsible or liable for any taxes assessed by a Government Authority as a result of Allergan’s appointment and actions under this Section 5.

(b)        Allergan may provide notice to Serenity at any time during the term of this Agreement of its election to obtain ownership and control of any and all Regulatory Filings and Regulatory Approvals relating to the Product in the Field in the United States, other than Products for the PNE Indication except to the extent that Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Product for the PNE Indication pursuant to the terms and conditions hereof. Upon delivery of such notice to Serenity with respect to such Regulatory Filings and/or Regulatory Approvals, Serenity shall, at Allergan’s expense, assign to

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Allergan all such Regulatory Filings and Regulatory Approvals within thirty (30) days thereafter. Upon assignment to Allergan, Serenity shall submit notifications, filings, and submissions to all Regulatory Authorities as are necessary to transfer Serenity’s rights with respect to such Regulatory Filings and Regulatory Approvals to Allergan. Thereafter, (i) Allergan or its designee shall be the owner of any and all Regulatory Filings and Regulatory Approvals covering the Products in the Territory, other than Products for the PNE Indication except to the extent that Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Product for the PNE Indication pursuant to the terms and conditions hereof, (including without limitation all INDs and Regulatory Approvals (including without limitation NDAs) therefor), (ii) Allergan shall have the responsibility, but not the obligation (except as otherwise provided herein), at its sole expense and with the reasonable assistance of Serenity, for all regulatory activities and interactions relating to such Product, including without limitation preparing, obtaining, and maintaining Regulatory Approvals and all substantive interactions with Regulatory Authorities relating thereto, (iii) Allergan shall determine, in its sole discretion, the content of all such submissions and of all correspondence with Regulatory Authorities relating to the such Product, (iv) Allergan shall be the sole point of contact with Regulatory Authorities in the United States in all matters relating to such Products and (v) the Regulatory Filing fees for such Product in the Field shall be borne ***. Serenity shall have the right to prepare, at Serenity’s cost, and retain a copy of any and all Regulatory Filings and Regulatory Approvals transferred to Allergan pursuant to this Section 5.1(b).

(c)        Prior to the date on which all Regulatory Filings and Regulatory Approvals relating to the Product in the United States are transferred to Allergan pursuant to Section 5.1(b), Serenity shall provide Allergan with written notice at such time as: (i) Serenity fails to have at least *** Dollars ($***) cash on hand, net of any debt obligations; (ii) Serenity is unable to pay its debts as they become due; (iii) there is an occurrence of a default by Serenity with respect to any of its debt or payment obligations or any agreement having an adverse affect on this Agreement or the Development of Products; (iv) Serenity suspends, closes, or otherwise ceases to operate a portion of its business, having an adverse affect on this Agreement; (v) Serenity plans to take any action that would give Allergan a termination right under Section 13.4, which notice must be provided as soon as practicable and if possible at least *** days prior to the effectiveness of such action; and/or (vi) any corporate or other action is taken by Serenity for the purpose of effecting any of the foregoing. Serenity will furnish to Allergan, within *** days after a written request of Allergan (such request not to be made more than *** times during any Calendar Year, most recent financial statements, including without limitation a balance sheet as of the last date of the month of such request, a statement of income (or monthly operating expenses) for such month, together with a cumulative statement of income from the first day of the current year to the last day of such month prior to such request. Allergan will treat all notices and financial reports (and the information contained therein) as Confidential Information of Serenity, subject to the terms of Article 12.

(d)        Outside of the United States, Allergan shall own and be solely responsible for all Regulatory Filings, and Regulatory Approvals, and regulatory

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

communications with Regulatory Authorities with respect to the Product in the Field, other than Products for the PNE Indication except to the extent that Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Product for the PNE Indication pursuant to the terms and conditions hereof, provided that Allergan shall consult with Serenity with respect thereto. Serenity shall provide reasonable assistance with respect to such activities, at Allergan’s expense, including, but not limited to, making its personnel reasonably available to assist with any discussions and negotiations with Regulatory Authorities outside the United States.

(e)        Each Party shall deliver written notice to the other Party of any Abbreviated New Drug Application or other foreign equivalent filings it receives for generic equivalents or competitors to the Product in the Field in the Territory within *** days after receipt or notice of such filings. Allergan shall have the sole right to respond to each such ANDA or other foreign equivalent filings filed for a Product, other than Products for the PNE Indication except to the extent that Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Product for the PNE Indication pursuant to the terms and conditions hereof, provided that Allergan shall consult with the JDC and Serenity and shall take note of and include any reasonable requests by Serenity. Serenity shall have the sole right to respond to each such ANDA or other foreign equivalent filings filed for a Products for the PNE Indication, except to the extent that Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Product for the PNE Indication pursuant to the terms and conditions hereof, provided that Serenity shall consult with Allergan and shall take note of and include any reasonable requests by Allergan.

5.2        Regulatory Inspection or Audit. If a Regulatory Authority desires to conduct an inspection or audit with respect to the Product of Serenity’s facility or a facility under contract with Serenity where a Product is manufactured, packaged, stored, and developed or has been developed, including without limitation Clinical Study sites, central laboratories, data management organization, and/or any vendor Serenity has used for the Development of Products (a “Facility Inspection”), Serenity shall permit and cooperate with such Facility Inspection, and shall cause such contract facility to permit and cooperate with such Regulatory Authority and Allergan during such Facility Inspection. Upon receipt of notice or any other indication whatsoever of any Regulatory Authority of any Facility Inspection, and in no event more than forty-eight (48) hours after receiving such notice, Serenity will promptly notify Allergan thereof. Serenity will permit a representative of Allergan to be present during applicable portions of the inspection, and Serenity will provide Allergan with all documents and any other relevant information available about the progress of the inspection. Serenity will provide copies of any inspection reports or notifications received during or after the inspection, including any notices of observation the facility receives or other reports of the outcome of such inspection. Serenity shall obtain and reveal to Allergan, all inspection reports for itself, its Affiliates, or for any of its vendors, suppliers, or other Third Parties by any Government Authority arising from a Facility Inspection, and the progress and outcome of any Facility Inspection as it may relate to the Product. Following receipt of the inspection or audit observations of such Regulatory Authority, Serenity shall provide a copy of such observations to Allergan, Serenity shall prepare a draft

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

response to any such observations, in consultation with Allergan, and Serenity shall prepare and file the final response with such Regulatory Authority, subject to Allergan’s prior approval of such final response. Serenity agrees to conform its activities under this Agreement to any commitments made in such a response, except to the extent that any such commitment violates Applicable Laws.

5.3          Audits. Allergan and its duly authorized representatives shall have the right to inspect, audit, and investigate all facilities, equipment, record-keeping procedures, and records utilized by Serenity or its subcontractors in connection with the development, conduct of Clinical Studies, manufacture, sale, storage, or distribution of the Product, upon reasonable prior written notice during normal business hours to ensure compliance with the terms and conditions of this Agreement, and compliance by Serenity with industry standards and Applicable Laws with respect to Product it manufactures for itself. In the event of a disagreement between the Parties as to (a) whether a material adverse defect exists with respect to a Product or (b) the outcome of a particular audit, the dispute shall be settled in accordance with Section 14.9. The cost of such arbiter shall be ***. All audits shall be conducted without any undue disruption to the business and operations of Serenity. Any Third Parties conducting such audits shall enter into confidentiality agreements with Serenity in a form reasonably suitable to Allergan. Both Parties shall correct, or cause the correction of, any deficiencies which are discovered by any such audit.

5.4          Regulatory Authority Communications Received by a Party. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection, or communication by or from any party, including without limitation a Governmental Authority, that may affect the safety or efficacy claims of the Product, the continued marketing of the Product, or that otherwise suggests the Product may be in violation of Applicable Laws. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action. The Parties shall allocate all costs and expenses associated with taking such action as is described with regard to Remedial Actions in Section 5.7(b). Other than with respect to Product for the PNE Indication Developed or Commercialized by Serenity, each Party shall keep the other Party informed, in a timely manner compliant with the reporting requirements of Regulatory Authorities, of notification of any action by any Regulatory Authority, or notification or other information that the first Party receives (directly or indirectly) from any such Regulatory Authority, and provide to such other Party copies of all documents, if any, it received from such Regulatory Authority. If any communication from a Regulatory Authority pertains to Development activities performed by Serenity with respect to Product other than Product for the PNE Indication Developed or Commercialized by Serenity, Serenity will prepare, promptly enough to enable adequate time to prepare a response to the Regulatory Authorities, the response to such Regulatory Authority regarding such communication, including without limitation preparing any additional analyses and documents, and provide to Allergan any and all documents requested by such Regulatory Authority, as may be necessary or helpful for Allergan to review and approve Serenity’s response to an inquiry from a Regulatory Authority. Serenity shall be

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

responsible for submitting any and all such responses to such Regulatory Authority. If the Parties disagree concerning the form or content of such a response to a Regulatory Authority in a particular territory, Allergan shall decide the appropriate form and content of such response. Any additional work resulting from the preparation for such a response will be conducted by Serenity unless otherwise agreed to by Allergan. If Serenity is required to provide such a response to any Regulatory Authority, Serenity shall seek the input and approval of Allergan before responding. Serenity shall also provide Allergan in a timely manner with a copy of all correspondence received from a Regulatory Authority specifically regarding the matters referred to above. Serenity shall permit Allergan to access, and shall provide Allergan with rights to reference and use in association with the Product, all of its, its Affiliates’, and its or their Sublicensees’ regulatory, preclinical, CMC, and clinical data documentation, Regulatory Filings, and Regulatory Approvals with respect to the Product other than Product for the PNE Indication Developed or Commercialized by Serenity. Allergan shall be entitled to provide such data to its Affiliates and Sublicensees.

5.5          No Harmful Actions. Serenity shall not take any action with respect to Products that could reasonably be expected to have an adverse impact upon the regulatory status or potential sales of Products; provided that the foregoing shall not restrict Serenity from taking actions reasonably required to avoid or address any safety or human health problems as required by Regulatory Authorities or the relevant independent data safety monitoring board. If Allergan believes that Serenity is taking or intends to take any action that could reasonably have such an impact, Allergan shall bring the matter to the attention of the JDC. The JDC shall discuss whether any such action reasonably would be expected to have such an impact, and potential alternative courses of action that Serenity could take to avoid such an impact. If the JDC cannot reach agreement as to such matters, then Allergan shall decide the appropriate courses of action. Notwithstanding the foregoing, this Section 5.5 shall not apply with respect to Products for the PNE Indication Developed or Commercialized by Serenity, which shall be subject to Section 2.4(c)(ii).

5.6          Adverse Event Reporting and Safety Data Exchange. Prior to the earlier of transfer to Allergan of the Regulatory Filings and Regulatory Approvals pursuant to Section 5.1(b) or receipt of Regulatory Approval of an NDA for the Product for the Nocturia Indication (the “PV Responsibility Transfer Date”), Serenity shall be primarily responsible for the monitoring of all clinical experiences, and filing of all required reports throughout clinical Development of the Product. After the PV Responsibility Transfer Date, Allergan shall be primarily responsible for the monitoring of all clinical experiences, post-marketing experiences, and filing of all required reports with respect to the Product, other than any Product for the PNE Indication unless Allergan is Developing or Commercializing such Products for the PNE Indication in accordance with the terms and conditions hereof. After PV Responsibility Transfer Date, except to the extent that Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Product for the PNE Indication pursuant to the terms and conditions hereof, Serenity shall be primarily responsible for the monitoring of all clinical experiences and filing of all required reports with respect to the Product for the PNE Indication. Promptly after the PV Responsibility Transfer Date, or Allergan’s request if earlier, Serenity shall transfer to

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Allergan the patient database, including without limitation the databases, in their entirety, containing pharmacokinetic, pharmacodynamic, efficacy, and safety information, developed in connection with the conduct of Clinical Trials for the Product, and all information relating thereto, in the format requested by Allergan. Serenity shall have the right to retain a copy of any and all such information transferred to Allergan. Each Party shall (i) notify the other Party immediately, but in no event later than ***, after becoming aware of any information concerning any complaint involving the possible failure of Product to meet any requirement of Applicable Laws, and any serious or unexpected side effect, injury, toxicity, or sensitivity reaction or any unexpected incidents associated with the distribution of the Product and (ii) with respect to adverse events, comply with the provisions of this Section 5.6, and the applicable agreements described herein. Specific details regarding the exchange and management of information relating to adverse events related to the use of the Product shall be delineated in a separate agreement that shall be agreed to by the Parties within *** days after the Effective Date, but in no event later than the first Regulatory Filing prior to the first dosing to the first patient in the clinical trial conducted by Serenity hereunder of the Product. The pharmacovigilance and product labeling personnel of each Party shall work in good faith together during such time to negotiate an agreement that:

(a)        identifies which safety information shall be exchanged, which shall include without limitation all adverse events for any Indication or condition;

(b)        identifies when such information shall be exchanged (which SAE information shall be provided within *** Business Days after notification of such SAE);

(c)        provides that, prior to the PV Responsibility Transfer Date, with respect to Products for any and all any Indications, Serenity shall (i) have regulatory reporting responsibilities, (ii) manage the global safety database, (iii) be obligated to obtain follow-up information on incomplete safety reports, (iv) review the literature for safety report information, and (v) prepare required periodic safety updates;

(d)        provides that, after the PV Responsibility Transfer Date, with respect to Products for any and all any Indications other than the PNE Indication except to the extent that Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Product for the PNE Indication, Allergan shall (i) have regulatory reporting responsibilities, (ii) manage the global safety database, (iii) be obligated to obtain follow-up information on incomplete safety reports, (iv) review the literature for safety report information, and (v) prepare required periodic safety updates;

(e)        provides that, at all times, with respect to Products for the PNE Indication except to the extent that Allergan, its Affiliates or Sublicensees are Developing or Commercializing such Product for the PNE Indication, Serenity shall (i) have regulatory

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

reporting responsibilities, (ii) manage the global safety database, (iii) be obligated to obtain follow-up information on incomplete safety reports, (iv) review the literature for safety report information, and (v) prepare required periodic safety updates;

(f)        sets forth the roles and responsibilities of the Parties related to review and approval of safety information for inclusion in the Product labeling; provided that Allergan shall have the final decision-making authority with respect to any disputes regarding such activities with respect to Product other than any Product for the PNE Indication unless Allergan is Developing or Commercializing such Products for the PNE Indication in accordance with the terms and conditions hereof, and Serenity shall have the final decision-making authority with respect to any disputes regarding such activities with respect to Product for the PNE Indication; and

(g)        identifies any other details required to appropriately manage safety information for the Product.

5.7          Remedial Actions.

(a)        Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product in the Field may be subject to a Remedial Action. A “Remedial Action” is any recall, market withdrawal, safety alert, corrective action or other regulatory action taken by virtue of Applicable Laws. The Parties will assist each other in gathering and evaluating such information as is required to determine the necessity of conducting a Remedial Action with respect to a Product in the Field; provided, however, that Serenity shall have sole responsibility for collecting information from its customers in the Territory, including without limitation customer complaints, with respect to Product for the PNE Indication unless Allergan is Developing or Commercializing such Products for the PNE Indication in accordance with the terms and conditions hereof, and Allergan shall have sole responsibility for collecting information from its customers in the Territory, including without limitation customer complaints, with respect to all other Products. Each Party will maintain adequate records to permit the Parties to trace the manufacture of the Product in the Field and the distribution and use of the Product in the Field. In the event Allergan determines that any Remedial Action with respect to the Product in the Field, other than Product for the PNE Indication unless Allergan is Developing or Commercializing such Products for the PNE Indication in accordance with the terms and conditions hereof, in the Territory should be commenced or Remedial Action is required by any Governmental Authority having jurisdiction over the matter, Allergan will control and coordinate all efforts necessary to conduct such Remedial Action provided that Allergan shall consult with Serenity.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(b)        The cost and expense of a Remedial Action (including the Parties’ reasonable costs and expenses in conducting such Remedial Action, but excluding claims described in Article 10) shall be allocated as follows:

(i)      if and to the extent that such Remedial Action is due to (A) Allergan’s gross negligence or willful misconduct, (B) Allergan’s material breach of this Agreement, or (C) Allergan’s material breach of or substantial noncompliance with any Law, but only to the extent such Remedial Action is due to Sections 5.7(b)(i)(A)–(C), such costs and expenses shall be borne and paid by Allergan;

(ii)      if and to the extent that such Remedial Action is due to (A) Serenity’s gross negligence or willful misconduct, (B) Serenity’s material breach of this Agreement, or (C) Serenity’s material breach of or substantial noncompliance with any Law, but only to the extent such Remedial Action is due to Sections 5.7(b)(ii)(A)–(C), such costs and expenses shall be borne and paid by Serenity; and

(iii)      if and to the extent that such Remedial Action is due to reasons other than as set forth in Sections 5.7(b)(i) and (ii), then: (A) Serenity shall bear and pay the costs and expenses incurred by the Parties ***; and (B) Allergan shall bear and pay the costs and expenses incurred by the Parties ***.

6.           COMMERCIALIZATION.

6.1          Efforts.

(a)        Excluding any Products Commercialized by Serenity, its Affiliates, or its Sublicensees for the PNE Indication pursuant to the licenses granted in Section 2.4(c): (i) Allergan shall use Commercially Reasonable Efforts to commercialize the Products in the Field in the Territory in accordance with the terms of this Agreement, and (ii) Allergan shall have control and direction generally for the Commercialization of the Products in the Field in the Territory, and, as between the Parties, shall book all sales of Products in the Field in the Territory.

(b)        Solely with respect to any Product commercialized by Serenity, its Affiliates, or its Sublicensees for the PNE Indication pursuant to the license granted in Section 2.4(c): (i) Serenity shall use Commercially Reasonable Efforts to Commercialize such Products for the PNE Indication in the Territory in accordance with the terms of this Agreement, and (ii) Serenity shall, subject to the terms of this Agreement, have control and direction generally for the Commercialization of such Products for the PNE Indication in the Territory, and, as between the Parties, shall book all sales of such Products for the PNE Indication in the Territory.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(c)        Within *** months after the Effective Date, Allergan will provide to Serenity a summary of its plans for pre-commercialization launch activities. Prior to First Commercial Sale of a Product, Allergan will provide to Serenity a summary of its plan for Commercializing Products. Thereafter, on each anniversary of the Effective Date during the period beginning on First Commercial Sale and ending on the *** anniversary of the Effective Date, Allergan will provide to Serenity any updates to such plan.

(d)        For the period commencing on the Effective Date and ending *** years after the First Commercial Sale of a Product in the Field in the Territory, neither Allergan nor its Affiliates will Develop or Commercialize any Low Dosage nasal formulation that includes the Compound for the Nocturia Indication other than a Product, without Serenity’s written consent. It shall not be a breach of this Section 6.1(d) to the extent that a Third Party that is acquired by or acquires Allergan, at the time of such acquisition, is Developing or Commercializing itself or through its Affiliates any product that includes the Compound.

6.2          Trademarks.

(a)        Product Trademark. Each Product (other than any Product Commercialized by Serenity, its Affiliates, or its Sublicensees pursuant to the license granted in Section 2.4(c)), and all packaging, promotional materials, package inserts, and labeling for such Product, shall bear one or more Trademark(s) that pertain specifically to such Product chosen and owned by Allergan (“Product Trademark”). Allergan may, at its sole discretion, rebrand and rename such Products in connection with Allergan’s marketing, distribution, and sale of such Products. Except as set forth in Section 6.2(d), Allergan shall be the sole and exclusive owner of any such brand or name and all Trademarks therein, including without limitation Product Trademarks.

(b)        Prosecution and Maintenance of Trademarks. Allergan shall bear the full costs and expense of and be responsible for filing, prosecuting, and maintaining, including without limitation searching and policing, any and all Product Trademarks, and conducting litigation with respect thereto. Serenity shall bear the full costs and expense of and be responsible for filing, prosecuting and maintaining, including without limitation searching and policing, any and all Serenity Product Marks, and conducting litigation with respect thereto.

(c)        No Use by Serenity. Except as expressly permitted by Allergan, Serenity shall make no use of the Product Trademarks or any Trademark that includes any of the Product Trademarks, or is confusingly similar thereto, or any of Allergan’s or its Affiliates’ Trademarks, on or in connection with any product or service anywhere in the world. Without limiting the generality of the foregoing, Serenity shall not use any Trademark that is the same as, or similar to (so as to cause confusion in consumers), the Product Trademarks or any other Trademark used by Allergan or its Affiliates to market the Product. The foregoing shall not be

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

construed as restricting Serenity from making factual references to the Product Trademarks in its Regulatory Filings under this Agreement or to satisfy its legal and regulatory obligations.

(d)        Serenity Product Marks. Each Product for use by Serenity for the PNE Indication pursuant to the license granted in Section 2.4(c), and Product packaging, promotional materials, package inserts, and labeling with respect thereto, may also bear one or more Trademarks of Serenity (the “Serenity Product Marks”) to the extent provided in this Section 6.2(d). Serenity shall retain the right to monitor the quality of the goods on which any Serenity Product Mark is used.

(e)        No Use by Allergan. Except as expressly permitted by Serenity, Allergan shall make no use of the Serenity Product Trademarks, or any Trademark that includes any of the Serenity Product Trademarks, or is confusingly similar thereto, or any of Serenity’s or its Affiliates’ Trademarks, on or in connection with any product or service anywhere in the world. Without limiting the generality of the foregoing, Allergan shall not use any Trademark that is the same as, or similar to (so as to cause confusion in consumers), the Serenity Product Trademarks or any other Trademark used by Serenity or its Affiliates to market the Product for the PNE Indication. The foregoing shall not be construed as restricting Allergan from making factual references to the Serenity Product Trademarks in its Regulatory Filings under this Agreement or to satisfy its legal and regulatory obligations.

7.           PAYMENT OBLIGATIONS.

7.1          Intellectual Property Assignment and License Fee. In consideration for the intellectual property rights assigned and licenses granted to Allergan by Serenity under Sections 2.1, 2.2 and 2.5, Allergan shall pay to Serenity a one-time, nonrefundable, noncreditable payment of Forty-Three Million Dollars ($43,000,000) within *** Business Days after the Effective Date.

7.2          Development Milestone Payments. Allergan shall notify Serenity promptly, but in no event later than *** days, after the first achievement of the relevant Development milestone for Products as set forth in the table in this Section 7.2, below. In consideration for Development activities conducted by Serenity under this Agreement, Allergan shall make the following one-time, nonrefundable, noncreditable milestone payments to Serenity within *** days after receipt of an invoice from Serenity therefor.

Milestone Event	Payment (millions of Dollars)

***	***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Total	$122

7.3          Net Sales Milestone Payments. Allergan shall notify Serenity promptly, but in no event later than *** days, after the first achievement of the relevant sales milestone for Products as set forth in the table in this Section 7.3, below. In consideration for the intellectual property rights assigned and licenses granted to Allergan by Serenity under Sections 2.1, 2.2, and 2.5, Allergan shall make the following one-time, nonrefundable, noncreditable milestone payments to Serenity within *** days after receipt of an invoice from Serenity therefor.

Milestone Event	Payment (millions of Dollars)

***	***
Total	***

7.4          Royalties; Sublicense Income; Other Product Consideration.

(a)        Royalties, Sublicense Income and Other Product Consideration to Serenity. In consideration for the intellectual property rights assigned and licenses granted to Allergan by Serenity under Sections 2.1, 2.2, and 2.5:

(i)      Allergan shall pay Serenity royalties on the total aggregate annual Royalty-Bearing Sales by Allergan and its Affiliates of all Products (including for any and all Indications and formulations for such Products) during a Calendar Year, in accordance with the rates set forth in the tables in this Section 7.4(a)(i), below:

Portion of Royalty-Bearing Sales in a Calendar Year in the United States (millions of Dollars)	Royalty Rate on such Net Sales
***	***

Portion of aggregate Royalty-Bearing Sales in a Calendar Year in all countries in the Territory other than the United States (millions of Dollars)	Royalty Rate on such Net Sales

***	***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(ii)      Allergan shall pay Serenity an amount equal to *** percent (***%) of Net Sublicensing Royalties. “Net Sublicensing Royalties” means any and all *** received by Allergan or any of its Affiliates from Sublicensees in consideration for *** with respect to the Development or Commercialization of the Product, less any amounts ***. “Net Sublicensing Royalties” does not include (A) payments made ***, or (B) payments *** by such party or its Affiliates, including without limitation payments for ***.

(iii)      Allergan shall pay Serenity an amount equal to *** percent (***%) of Other Product Consideration. “Other Product Consideration” means any and all amounts received by Allergan and its Affiliates in consideration of a *** rights (which consideration, for clarity, excludes any consideration received in connection with ***, which consideration is subject Section 7.4(a)(ii)), less the following: (A) any out-of-pocket expenses incurred by Allergan or its Affiliates in connection with such grant for Product (such as, expenses incurred by Allergan in ***) and (B) any such amounts that ***. Further, if such grant includes rights with respect to products other than Products, any such amounts received shall be *** treated as Other Product Consideration for purposes of this Section 7.4(a)(iii).

(b)        Royalties to Allergan. In consideration for the rights granted to Serenity by Allergan under Section 2.4, Serenity shall pay Allergan royalties equal to *** percent (***%) of Royalty-Bearing Sales by *** of each Product for the PNE Indication during a Calendar Year, on a country-by-country basis and on a Product-by-Product basis, during the applicable Royalty Term in each country of the Territory; provided that, if ***, Serenity *** shall pay Allergan royalties equal to *** percent (***%) of Royalty-Bearing Sales by *** of each Product for the PNE Indication during a Calendar Year, on a country-by-country basis and on a Product-by-Product basis, during the applicable Royalty Term in each country of the Territory; and provided further that if ***, shall pay Allergan royalties equal to *** percent (***%) of Royalty-Bearing Sales by *** of each Product for the PNE Indication during a Calendar Year, on a country-by-country basis and on a Product-by-Product basis, during the applicable Royalty Term in each country of the Territory.

(c)        Third Party Royalties.

(i)      Serenity shall reimburse Allergan for any payments that Allergan is obligated to pay to CPEX under the CPEX License based on Net Sales of Products by Serenity, its Affiliates, or its Sublicensees pursuant to the license set forth in Section 2.4.

(ii)      If in Allergan’s reasonable business judgment it is necessary or desirable to seek a license from any Third Party after the Effective Date under any Patent in order for Allergan, its Affiliates, or its Sublicensees to make, have made, use, sell, offer for sale or import Product, Allergan may obtain such license in its discretion. In the event that Allergan exercises its reasonable judgment under this Section 7.4(c)(ii), Allergan shall provide Serenity with written notice of the need to obtain any such license. The Parties shall discuss the

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

best course of action to resolve such potential license requirement(s), provided that such discussions shall not limit or delay Allergan’s right to obtain such license. With respect to any such Third Party license that is necessary in order for Allergan or its Affiliates to make (or have made), use, sell, offer for sale or import Product as described in the Specifications in the Regulatory Approval for the Nocturia Indication in the United States, Allergan shall have the right to set off an amount equal to *** percent (***%) of any and all payments required to be paid by Allergan or its Affiliates to such Third Party under such Third Party license (excluding, for clarity, any such payments that are based on Net Sales by Allergan’s Sublicensees) against payments otherwise payable to Serenity under Section 7.4(a), which set off in any Calendar Quarter shall not exceed an amount equal to *** percent (***%) of the royalty payments otherwise payable to Serenity under Section 7.4(a); provided that any amount of such set off in excess of such payments otherwise payable to Serenity under Section 7.4(a) shall be carried forward and credited against payments otherwise payable to Serenity under Section 7.4(a) in subsequent Calendar Quarters. With respect to any such Third Party license that is not necessary in order for Allergan or its Affiliates to make (or have made), use, sell, offer for sale or import Product as described in the Specifications in the Regulatory Approval for the Nocturia Indication in the United States, Allergan shall have the right to set off an amount equal to *** percent (***%) of any and all payments required to be paid by Allergan or its Affiliates to such Third Party under such Third Party license (excluding, for clarity, any such payments that are based on Net Sales by Allergan’s Sublicensees) against payments otherwise payable to Serenity under Section 7.4(a), which set off in any Calendar Quarter shall not exceed an amount equal to *** percent (***%) of the royalty payments otherwise payable to Serenity under Section 7.4(a) for such Calendar Quarter; provided that any amount of such set off in excess of *** percent (***%) of the royalty payments otherwise payable to Serenity under Section 7.4(a) shall be carried forward and credited against payments otherwise payable to Serenity under Section 7.4(a) in subsequent Calendar Quarters. In the event that the Parties agree that any such Third Party Patents Cover the Product for use in the PNE Indication, Allergen shall use commercially reasonable efforts to include Products for the PNE Indication within the scope of the license granted by such Third Party for sublicense to Serenity hereunder, and Serenity shall pay to Allergan an amount equal to *** percent (***%) of any and all payments required to be paid by Allergan or its Affiliates to such Third Party with respect to the PNE Indication, including without limitation any payments that are based on Net Sales of Products by Serenity and its Affiliates and Sublicensees for the PNE Indication. For clarity, ***.

(iii)      If in Serenity’s reasonable business judgment it is necessary or desirable to seek a license from any Third Party under any Patent in order for Serenity, its Affiliates, or its Sublicensees to make (or have made), use, sell, offer for sale or import a Product solely for the PNE Indication, to the extent that Allergan is not then Commercializing such Products for the PNE Indication, Serenity may obtain such license in its discretion; provided that any such Patent that also Covers the Product for use in Indications other than the PNE Indication shall be subject to Section 7.4(c)(ii) and not this Section 7.4(c)(iii). In the event that Serenity or its Affiliate exercises its reasonable judgment under this Section 7.4(c)(iii), Serenity shall provide Allergan with written notice of the need to obtain any such license. The Parties shall discuss the best course of action to resolve such potential license

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

requirement(s), provided that such discussions shall not limit or delay Serenity’s or any of its Affiliate’s right to exercise its reasonable business judgment. Serenity ***, shall have the right to set off an amount equal to *** percent (***%) of any and all payments required to be paid by Serenity on sales by ***, to such Third Party against payments otherwise payable to Allergan under Section 7.4(b), which set off in any Calendar Quarter shall not exceed an amount equal to *** percent (***%) of the royalty payments otherwise payable to Allergan under Section 7.4(b) for such Calendar Quarter; provided that any amount of such set off in excess of *** percent (***%) of the royalty payments otherwise payable to Allergan under Section 7.4(b) shall be carried forward and credited against payments otherwise payable to Allergan under Section 7.4(b) in subsequent Calendar Quarters. For clarity, ***.

(d)        Royalty Term. Each Party’s obligation to make payments with respect to a country and a Product under Section 7.4(a)(i) and 7.4(b) shall continue in such country from the date of First Commercial Sale by such Party, its Affiliates, or its Sublicensees of each Product in such country until the later of (i) *** years after such First Commercial Sale of such Product in such country, (ii) the expiration date of the last to expire Patent within the Assigned Patent Rights, the Licensed Patent Rights, and the *** (including any extensions of such Patents under Applicable Laws, including Patent term extensions, or supplemental protection certificates or their equivalents in any country) with a Valid Claim Covering such Product, or (iii) *** (for each Product and each country, the “Royalty Term” for such Product and such country). After the expiration of the Royalty Term in a particular country, but only if such Party has fulfilled its payment obligations under this Article 7 in such country: (A) the licenses set forth in Article 2 in such country shall be deemed fully-paid up, perpetual and royalty-free (except with respect to any amounts payable pursuant to Section 7.4(c)(i)); (B) such Party may use such licenses in such country perpetually without additional royalties or other payments due (except with respect to any amounts payable pursuant to Section 7.4(c)(i)); and (C) such licenses in such country shall survive expiration or termination of this Agreement regardless of cause.

(e)        Generic Product. If one or more Third Parties unauthorized by a Party is selling a product or products that, in a particular country, satisfies all of the following criteria: (i) contains ***, and (ii) is A/B Rated with respect to the applicable Product (any such product, a “Generic Product”), such Party’s royalty obligations under Section 7.4(a)(i) or 7.4(b), as applicable, shall be reduced as follows: by *** percent (***%), once the sales of such Generic Product(s) exceed ***percent (***%) of the Product’s unit volume in such country; by *** percent (***%), once the sales of such Generic Product(s) exceed *** percent (***%) of the Product’s unit volume in such country; and by *** percent (***%), once the sales of such Generic Product(s) exceed *** percent (***%) of the Product’s unit volume in such country. Such reduction shall be first applied with respect to such country starting with sales in the Calendar Quarter following the first Calendar Quarter where the sales of the Generic Product(s) in such country exceed *** percent (***%) of the unit sales volume of the applicable Product in the applicable Indication. For the purposes of this Section 7.4(e), “A/B Rated” means, inside the United States, *** and, outside the United States, ***.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(f)        In the event there is no Valid Claim of an Assigned Patent Right, a Licensed Patent Right, *** Covering a Product during the applicable Royalty Term, the royalties due on Royalty-Bearing Sales of such Product under Section 7.4(a)(i) or 7.4(b), as applicable, shall be reduced by *** percent (***%).

(g)        In no event shall the royalty amounts payable by Allergan to Serenity under Section 7.4(a)(i) with respect to Royalty-Bearing Sales of Product in a country be reduced, by the operation of any provision or combination of provisions set forth herein, below *** percent (***%) of the amount otherwise payable with respect to such Product under Section 7.4(a)(i). In no event shall the royalty amounts payable by Serenity to Allergan under Section 7.4(b) with respect to Royalty-Bearing Sales of Product in a country be reduced, by the operation of any provision or combination of provisions set forth herein, below *** percent (***%) of Net Sales ***.

7.5          CPEX License. If, following the Effective Date, as a result of an amendment of the CPEX License:

(a)        the royalty reimbursement amounts required to be paid by Allergan to CPEX Pharmaceuticals, Inc. on Net Sales by Allergan, its Affiliates, and Sublicensees pursuant to the CPEX License are *** from the amount that Allergan would have been required to pay pursuant to the CPEX License as in effect as of the Effective Date, then ***; and/or

(b)        any of the milestone payments due from Allergan to CPEX Pharmaceuticals, Inc. under Section 6.1 of the CPEX License are *** from the amounts set forth in the table in such Section 6.1 as of the Effective Date, then ***; and/or

(c)        in the event Allergan pays any amounts to CPEX in consideration for any such ***, Allergan shall ***, an amount equal to ***, which *** in any Calendar Quarter shall not exceed an amount equal to *** percent (***%) of *** for such Calendar Quarter; provided that any amount of such *** in excess of *** percent (***%) of such *** shall be carried forward and credited against payments otherwise *** in subsequent Calendar Quarters. Except as expressly set forth in Section 7.4(c) and this Section 7.5(c), any and all payments required to be made under this Agreement shall be made ***.

7.6          Reports and Payments. During the term of this Agreement following the First Commercial Sale by a Party, its Affiliates or its Sublicensees of any Product, *** days after the end of each Calendar Quarter, such Party (the “Payor”) shall pay to the other Party (the “Payee”) royalty payments payable by the Payor for such Calendar Quarter and shall provide a report showing, on a Product-by-Product and country-by-country basis:

(a)        the net quantity sold, total sales, total to net deducts, and Net Sales of Product for which royalties are due hereunder that it has sold in the prior Calendar Quarter;

(b)        the calculation in Dollars of royalty payments due hereunder with respect to such Net Sales, including deduction for any offsets;

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(c)      regarding reports provided by Serenity, a calculation of amounts payable by Serenity under Section 7.4(b) or (c) for such Calendar Quarter;

(d)      withholding taxes on Net Sales, if any, required by Applicable Laws to be deducted with respect to such royalties; and

(e)      the rate of exchange used by the Payor in determining the amount of Dollars payable hereunder.

If no royalty or other payment is due for any period hereunder, the Payor shall so report.

7.7          Currency of Payment. All payments to be made under this Agreement shall be made in Dollars by electronic funds transfer to such bank accounts as the Payee may designate from time to time, or by check. When Allergan sells a Product for monies other than Dollars, Allergan will convert any non-Dollar currencies into Dollars with the exchange rate it uses in preparing its financial statements pursuant to GAAP for the applicable reporting period. When Serenity sells a Product for monies other than Dollars, Serenity will convert any non-Dollar currencies into Dollars calculated with the exchange rate for the purchase of Dollars with such domestic currency as quoted by The Wall Street Journal, New York edition, for the last business day of the Calendar Quarter for which the payment is made.

7.8          Accounting.

(a)      The Payor shall determine Net Sales with respect to the Product sold using its standard accounting procedures, consistent with GAAP, as if the Product was a solely owned product of the Payor, except as specifically provided in this Agreement. In the case of amounts to be determined by Third Parties (for example, Net Sales by Sublicensees), such amounts shall be determined in accordance with generally accepted accounting principles in effect in the country in which such Third Party is engaged. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the definition of Net Sales. The Parties agree that, where such changes are economically material to the Payee, adjustments shall be made to compensate such Payee in order to preserve the same economics as are reflected under this Agreement under the Payor’s accounting procedures in effect prior to such change. Where the change is or would be material to such Party, the Payor shall provide an explanation of the proposed change and an accounting of the effect of the change on the relevant revenue, cost, or expense category.

(b)      In the event of the payment or receipt of non-cash consideration in connection with the performance of activities under this Agreement, the Payor shall advise the Payee of such transaction, including without limitation the Payor’s assessment of the fair market value of such non-cash consideration and the basis therefor. Such transaction shall be accounted for on a cash equivalent basis, as mutually agreed by the Parties in good faith.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

7.9          Withholding Tax. Notwithstanding anything to the contrary herein, in the event that withholding taxes apply with respect to any amounts due by a Payor hereunder, such Payor shall be entitled to withhold from any payment due to the Payee under this Agreement any taxes that such Payor is required to pay and such withholding shall decrease by an equivalent amount the payment due to such Payee. Such Payor shall provide such Payee with notification of any anticipated withholding requirements with as much advance notice as practicable and shall cooperate in good faith with such Payee to legally minimize such withholding taxes. Such Payor will timely pay to the proper governmental authority the amount of any taxes withheld and will provide such Payee with an official tax certificate or other evidence of tax obligation, together with proof of payment from the relevant governmental authority sufficient to enable such Payee to claim such payment of taxes.

7.10        Books and Records; Audit Request.

(a)      During the term of this Agreement and for *** years thereafter, the Parties shall keep and maintain, and shall cause each of its Affiliates, and Sublicensees, if any, to keep and maintain, at their respective regular places of business complete and accurate books, records, and accounts in accordance with GAAP, or other accounting standards mandated by the U.S. Securities and Exchange Commission, in sufficient detail to reflect all amounts required to be paid under this Agreement, as well as any other books, records or accounts required to be maintained in connection with the Product under any Applicable Laws, necessary to permit the audits contemplated under Section 7.10(b). Prior to destroying any books, records or accounts which are material to the Parties’ rights and obligations under this Agreement, a Party must seek prior written consent from the other Party, which consent may not be unreasonably withheld.

(b)      During the term of this Agreement and for *** years thereafter, each Payee shall have access to and the right to examine such relevant records and accounts that the Payor is required to maintain pursuant to Section 7.10(a) at the Payor’s premises for the sole purpose of verifying the accuracy of any report or payment made under this Agreement in the *** preceding years; provided, however, that any such examination: (i) shall be at the auditing Party’s expense; (ii) shall not occur more than once during each Calendar Year; (iii) shall be during normal business hours upon reasonable prior written notice which shall in no event be less than *** Business Days; and (iv) shall not unreasonably interfere with such other Party’s operations and activities. Neither Party may re-audit the other Party’s records once audited. If the Payee desires to audit such records, it shall engage an independent, certified public accountant reasonably acceptable to the Payor, to examine such records under conditions of confidentiality with respect thereto at least as stringent as those specified for in Article 12. Such accountant shall be instructed to provide to the Payee a report verifying any report made or payment submitted by the Payor during such period, but shall not disclose to the Payee any confidential Information of the Payor not necessary therefor. The expense of such audit shall be borne by the Payee; provided, however, that, if an error of more than *** percent (***%) is discovered, then such expenses shall be paid by the Payor. If such accountant concludes that

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

additional payment amounts were owed to the Payee during any period, the Payor shall pay such payment amount (including without limitation interest thereon from the date such amounts were payable) within *** days after the date the Payee delivers to the Payor such accountant’s written report so concluding, unless the Payor notifies the Payee of any dispute regarding the audit. If such accountant concludes that the Payor has overpaid any amounts to the Payee during any period, in the Payor’s discretion, the Payor may credit such amounts against future payments due to the Payee or the Payee shall pay such amounts (including without limitation interest thereon from the date such amounts were payable), unless the Payee notifies the Payor of any dispute regarding the audit. Any Information received by the Payee pursuant to this Section 7.10 shall be deemed to be Confidential Information of the Payor.

7.11        Blocked Currency. If by Applicable Laws or fiscal policy of a particular country, conversion into Dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, royalties accrued in such country shall be paid to the Payee in the country in local currency by deposit in a local bank designated by the Payee for such deposit, unless the Parties otherwise agree.

7.12        Interest. If a Party does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at a rate equal to ***, as reported in The Wall Street Journal, *** or the maximum rate allowable by Applicable Laws, whichever is less.

8.          INTELLECTUAL PROPERTY.

8.1          Existing Intellectual Property.

(a)      Other than as provided in this Agreement, neither Party grants any right, title, or interest in any Patent, Patent Application, Information, or other intellectual property right Controlled by such Party to the other Party.

(b)      Allergan shall be responsible, using patent counsel selected by Allergan (such selection to be subject to Serenity’s approval, such approval not to be unreasonably withheld), for the preparation, filing, prosecution (including without limitation any interferences, reissue proceedings, cancellations, oppositions, and reexaminations), and maintenance of any and all Assigned Patent Rights and Allergan Patent Rights. Serenity agrees and acknowledges that *** to prosecute and maintain the Assigned Patents rights. Serenity shall execute, acknowledge and deliver any instruments, and to do all such other acts, as may be necessary or appropriate in order to enable such patent counsel to continue to prosecute and maintain such Assigned Patent Rights. The Parties shall reasonably consult with each other, and shall consider any comments from each other in good faith, with respect to the preparation,

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

filing, prosecution, and maintenance of such Assigned Patent Rights and Allergan Patent Rights and patent strategy for the Assigned Patent Rights and Allergan Patent Rights. *** costs and expenses incurred by the Parties after the Effective Date in the preparation, filing, prosecution, and maintenance of any Assigned Patent Rights and Allergan Patent Rights. Allergan shall provide to Serenity copies of any papers relating to the filing, prosecution or maintenance of the Assigned Patent Rights or Allergan Patent Rights promptly upon their being filed or received. Allergan shall not *** during prosecution and maintenance of the Assigned Patent Rights or Allergan Patent Rights *** with Serenity.

(c)      Allergan presently envisions that it will prosecute and maintain the Assigned Patent Rights in ***. Allergan shall not knowingly permit any of the Assigned Patent Rights or Allergan Patent Rights to be abandoned in any country without Serenity first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of same. In the event that Allergan decides not to continue the prosecution or maintenance of a Patent Application or Patent within the Assigned Patent Rights or Allergan Patent Rights in any country, Allergan shall provide Serenity with notice of this decision at least *** days prior to any pending lapse or abandonment thereof. In the event that Serenity elects to assume responsibility for such prosecution and maintenance within *** days of Allergan’s notice, Section 8.1(b) shall thereafter apply to such Patent Application(s) and Patent(s) except that the role of Allergan and Serenity shall be reversed thereunder (including that *** costs arising from those activities). Such Patent Application(s) and Patent(s) shall otherwise continue to be subject to all of the terms and conditions of the Agreement in the same way as the other Assigned Patent Rights and Allergan Patent Rights.

(d)      Serenity shall be responsible for the preparation, filing, prosecution (including without limitation any interferences, reissue proceedings, cancellations, oppositions, and reexaminations), and maintenance of any and all Licensed Patent Rights. Serenity shall consult with Allergan, and consider Allergan’s comments, in good faith with respect to the preparation, filing, prosecution, and maintenance of any Licensed Patent Rights to the extent that Serenity has the right, under any agreement with any applicable licensor, to file, prosecute, and maintain such Licensed Patent Rights.

(e)      Serenity shall not knowingly permit any of the Licensed Patent Rights to be abandoned in any country without Allergan first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of same. In the event that Serenity decides not to continue the prosecution or maintenance of a Patent Application or patent within the Licensed Patent Rights in any country, Serenity shall provide Allergan with notice of this decision at least *** days prior to any pending lapse or abandonment thereof. In the event that Allergan elects to assume responsibility for such prosecution and maintenance within *** days of Serenity’s notice, Section 8.1(d) shall thereafter apply to such Patent Application(s) and Patent(s) except that the role of Serenity and Allergan shall be reversed thereunder (including that *** costs arising from those activities). Such Patent Application(s)

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

and Patent(s) shall otherwise continue to be subject to all of the terms and conditions of the Agreement in the same way as the other Licensed Patent Rights.

(f)      Within *** days after the Effective Date, Allergan shall *** in connection with the filing, prosecuting and maintaining of Patent Applications ***, such expenses not to exceed *** Dollars ($***).

8.2          Inventions.

(a)      Disclosure. Each Party shall promptly disclose to the other Party any Inventions that it or its employees, Sublicensees, Affiliates, independent contractors, or agents solely or jointly make, conceive, reduce to practice, author, or otherwise discover.

(b)      Ownership. As between the Parties, all Inventions shall be owned solely by Allergan. Allergan shall solely own any and all Patents and Patent Applications claiming such Invention(s) and other intellectual property rights therein.

(c)      Assignment and Perfection of Interests. Without additional consideration, Serenity hereby assigns to Allergan all of its right, title, and interest in and to any Inventions, and Patents and Patent Applications claiming such Inventions, and all other intellectual property rights therein, and shall require its Sublicensees and Affiliates, and all independent contractors, employees, and agents of Serenity, its Affiliates, or its Sublicensees to so assign to Allergan such of their right, title, and interest in and to them. Serenity shall, and shall cause its Sublicensees and Affiliates, and all independent contractors, employees, and agents of Serenity, its Affiliates, or its Sublicensees to, cooperate with Allergan and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect Allergan’s right, title, and interest in and to such Inventions, Patents, and Patent Applications, and other intellectual property rights thereon or therein. Serenity shall also include without limitation provisions in its relevant agreements with Third Parties that effect the intent of this Section 8.2(c).

(d)      Patent Filings.

(i)      Allergan shall have sole discretion and responsibility to prepare, file, prosecute, and maintain any Patents and Patent Applications claiming Inventions, and shall be responsible for related interference proceedings. Allergan shall bear all costs incurred pursuant to this Section 8.2(d)(i) for such Patents and Patent Applications. The Parties’ respective patent counsel shall meet no fewer than once per Calendar Year to discuss strategies for preparation, filing, prosecution, and maintenance of any Patents and Patent Applications claiming Inventions. Allergan shall consider in good faith any comments provided by Serenity

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

with respect to the foregoing. In the event of any dispute between Parties with respect to such strategies, either Party may notify the Alliance Managers. In the event of any dispute between the Alliance Managers, Allergan shall have the final decision-making authority with respect to such dispute.

(ii)      In no event will Allergan knowingly permit any Patent or Patent Application within the Assigned Patent Rights or any Patent or otherwise claiming an Invention to be abandoned in any country in the Territory, or elect not to file a new Patent Application claiming priority to any such Patent Application or claiming an Invention, either before such Patent Application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including European Patent Office) or national application, without Serenity first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of such Patent or Patent Application, or the filing of such new Patent Application. Accordingly, Allergan shall provide Serenity with notice of the allowance and expected issuance date of any Patent or Patent Application within the Assigned Patent Rights or claiming an Invention, or any of the aforementioned filing deadlines, and Serenity shall provide Allergan with prompt notice as to whether Serenity desires Allergan to file such new Patent Application. In the event that Allergan decides either (i) not to continue the prosecution or maintenance of a Patent or Patent Application within the Assigned Patent Rights or claiming an Invention or (ii) not to file such new Patent Application, Allergan shall provide Serenity with notice of this decision at least *** days prior to any pending lapse or abandonment thereof. In such event, Allergan shall provide Serenity with an opportunity to assume responsibility for the filing and/or further prosecution and maintenance of such Patent Application and any Patent issuing thereon (such filing to occur prior to the issuance of the Patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above). In the event that Serenity assumes such responsibility for such filing, prosecution and maintenance, Serenity shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such Patent Applications and Patents to patent counsel selected by Serenity and reasonably acceptable to Allergan. In such case, Section 8.2(d)(i) shall apply to such Patent Applications and patents except that the role of Allergan and Serenity shall be reversed. Such Patent Applications and patents shall otherwise continue to be subject to all of the terms and conditions of the Agreement in the same way as the other Assigned Patent Rights or Patents or Patent Applications claiming Inventions.

8.3          Infringement by Third Parties.

(a)      Enforceable Patents. “Enforceable Patent Rights” shall mean any Patent (i) within the Assigned Patent Rights or Allergan Patent Rights or (ii) to the extent either Party has the right to enforce such Patent, within the Licensed Patent Rights, that, in the absence of ownership thereof or an appropriate license thereto, would be infringed by the manufacture, use, import, offer for sale, or sale of a Product in the Field.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(b)      Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Enforceable Patent Rights of which it becomes aware, and following such notification, the Parties shall confer. The notice shall set forth the facts of such infringement in reasonable detail.

(c)      Infringement of Enforceable Patent Rights.

(i)      If a Third Party is infringing, or either Party reasonably believes a Third Party may be infringing, any Enforceable Patent Right, Allergan shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement by counsel of its own selection, at its expense. Serenity shall have the right to participate in such action and be represented, if it so desires, by counsel of its own selection and at its own expense. To the extent required by Applicable Laws, Serenity agrees to be joined as a party plaintiff (with Serenity having the right to be represented, if it so desires, by counsel of its own selection and at its own expense) if necessary for Allergan to bring and prosecute such action or proceeding, and to give Allergan reasonable assistance and authority to bring and prosecute such action or proceeding. If Allergan fails to bring an action or proceeding within *** days after receiving or giving written notice pursuant to Section 8.3(b), then, subject to the rights of Allergan’s other licensees, Serenity shall have the right, but not the obligation, to bring and control any such action by counsel of its own selection, at its expense (with Allergan having the right to participate in such action and be represented, if it so desires, by counsel of its own selection and at its own expense). To the extent required by Applicable Laws, Allergan agrees to be joined as a party plaintiff (with Allergan having the right to be represented, if it so desires, by counsel of its own selection and expense therein) if necessary for Serenity to bring and prosecute such action or proceeding, and to give Serenity reasonable assistance and authority to bring and prosecute such action or proceeding. No settlement of any such action or consent judgment or other voluntary final disposition which restricts the scope, or adversely affects the enforceability, of an Enforceable Patent Right may be entered into by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned.

(ii)      Each Party shall share in any recoveries obtained in connection any action or proceeding described in Section 8.3(c)(i) as follows: (A) each Party’s costs and expenses incurred in connection with bringing and prosecution any such action or proceeding, including without limitation attorneys’ fees, first shall be reimbursed from such recoveries, and if such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared ***, (B) unless such action is related solely to infringement by reason of the manufacture, use, or sale of products for the PNE Indication, and Allergan is not then Commercializing Product for the PNE Indication, with respect to that portion of any remaining recoveries, if Allergan controlled such action or proceeding *** of such remaining recoveries, ***, and if Serenity controlled such action or proceeding *** of such remaining recoveries, and (C) if such action related solely to infringement by reason of the manufacture, use, or sale of products for the PNE Indication, and Allergan is not then Commercializing Product for the PNE Indication, then with respect to that portion of any remaining recoveries, *** of such remaining

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

recoveries, ***, and if Allergan controlled such action or proceeding, *** of such remaining recoveries.

(d)      Withdrawal. If either Party brings an action or proceeding under Section 8.3(c)(i) and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of Section 8.3(c)(i).

(e)      Oppositions by Parties. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, reexamination, or other attack upon the validity, title, or enforceability of any Patent or Patent Application Controlled by a Third Party that Covers any Product in the Field, such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action; provided that, (i) unless Allergan is then Commercializing Product for the PNE Indication, Serenity shall have the sole right to bring such action with respect to a Patent or Patent Application Controlled by a Third Party that Covers any Product for the PNE Indication but no other Indications, (ii) except as set forth in (i), Allergan shall have the sole right to bring such action with respect to a Patent or Patent Application Controlled by a Third Party that Covers any Product. Each Party shall be entitled to separate representation in any such action by counsel of its own choice and at its own expense, and shall cooperate fully with the other Party. Except as otherwise stated in this Section 8.3(e), above, the costs of any such action shall be borne by the Party bringing the action, and such Party shall retain any recoveries obtained in connection therewith.

8.4          Infringement of Third Party Rights.

(a)      Notice. If the Development, manufacture, use, import, offer for sale, sale, or other Commercialization of Products pursuant to this Agreement results in a claim, action, suit, or proceeding that such activity infringes or misappropriates the Patents or other intellectual property rights of a Third Party (“Third Party Infringement Claim”), the Party first having notice shall promptly notify the other Party in writing. The notice shall set forth the facts of the Third Party Infringement Claim in reasonable detail.

(b)      Litigation.

(i)      Allergan shall have the sole right, but not the obligation, to defend, at its expense, against any Third Party Infringement Claim, except for any Third Party Infringement Claim regarding Products solely for the PNE Indication (and no other Products) to the extent that Allergan is not then Commercializing such Products for the PNE Indication. Allergan shall have full control over the defense and settlement of such Third Party Infringement Claim, ***. Serenity shall cooperate with Allergan, at Allergan’s expense and reasonable

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

request, in such defense and shall have the right to be represented by counsel of its own choice, at Serenity’s expense. Allergan will pay any losses incurred in defense or settlement of, or imposed pursuant to settlement of or judgment on, such Third Party Infringement Claim, subject to Section 10.1. Any such losses paid by Allergan shall, ***.

(ii)      Serenity shall have the sole right, but not the obligation, to defend, at its expense, against any Third Party Infringement Claim solely regarding Products for the PNE Indication (and for no other Indication) to the extent that Allergan is not then Commercializing such Products for the PNE Indication. Serenity shall have full control over the defense and settlement of such Third Party Infringement Claim. Allergan shall cooperate with Serenity, at Serenity’s expense and reasonable request, in such defense and shall have the right to be represented by counsel of its own choice, at Serenity’s expense. Serenity will pay any losses incurred in defense or settlement of, or imposed pursuant to settlement of or judgment on, such Third Party Infringement Claim. Any such losses paid by Serenity shall ***.

(c)      Oppositions by Third Parties. If any Patent (i) within the Assigned Patent Rights or Allergan Patent Rights, or (ii) to the extent Serenity has the right to defend such Patent, within the Licensed Patent Rights, becomes the subject of any proceeding commenced by a Third Party in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference, or other attack upon the validity, title, or enforceability thereof, then Allergan shall control such defense at its sole cost. Allergan shall permit Serenity to participate in the proceeding to the extent permissible under Applicable Laws, and to be represented by its own counsel in such proceeding, at Serenity’s expense. If Allergan elects not to defend against such action with respect to a Patent within the Licensed Patent Rights within *** days after first learning of such action or proceeding, then Serenity shall have a backup right to assume defense of such Third Party action at its own expense. Any awards or amounts received in bringing any such action shall be first allocated to reimburse the Parties’ expenses in such action, and any remaining amounts shall be retained by the Party bringing such action.

9.        REPRESENTATIONS, WARRANTIES, AND COVENANTS.

9.1          The Parties’ Representations and Warranties. Serenity and Allergan (each, a “Representing Party”) each hereby represents and warrants to each other, as of the Effective Date, that:

(a)      such Representing Party is a corporation or limited liability company, as applicable, duly organized and subsisting under the laws of its jurisdiction of organization;

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(b)      such Representing Party has the power, authority, and legal right, and is free, to enter into this Agreement on behalf of itself and its Affiliates and to perform its respective obligations hereunder and to cause its Affiliates to perform their respective obligations hereunder;

(c)      such Representing Party has the power, authority, and legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;

(d)      this Agreement constitutes a legal, valid, and binding obligation of such Representing Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity;

(e)      the execution and delivery of this Agreement and the performance of such Representing Party’s and its Affiliates’ obligations hereunder (i) have been duly authorized and approved by all necessary action by such Representing Party, and all necessary consents, approvals, and authorizations of all Regulatory Authorities and other Third Parties required to be obtained by such Representing Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained; (ii) do not conflict with or violate any requirement of Applicable Laws or any provision of the articles of incorporation, bylaws, limited partnership agreement, or any similar instrument of such Representing Party, as applicable, in any material way; and (iii) do not, and will not, conflict with or otherwise interfere with in such a manner as to result in a violation, breach, or default under or require any consent that has not been obtained under any contract between such Representing Party or any of its Affiliates and any Third Party;

(f)      there are no, and shall be no, liens, conveyances, mortgages, assignments, encumbrances, or other agreements that would prevent or impair such Representing Party’s or any of its Affiliates’ full and complete exercise of the terms and conditions of the Agreement;

(g)      such Representing Party and its Affiliates shall at all times comply with all Applicable Laws relating or pertaining to their obligations under the Agreement;

(h)      with respect to the services provided hereunder to the other Party, it, its Affiliates and their respective employees, officers, contractors and agents who perform services have the experience, capability, and resources to efficiently and skillfully perform the services, and shall perform, where applicable, all such services in a professional and

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

workmanlike manner and in accordance with the generally accepted then-current standards, forms, procedures, and techniques established from time to time by the industry;

(i)      all of its employees, officers, contractors, and consultants have executed agreements requiring assignment to such Representing Party of all Inventions and obligating each such employee, officer, contractor, and consultant to maintain as confidential the Confidential Information of such Representing Party; and

(j)      neither such Representing Party, nor any of its employees, officers, subcontractors, or consultants who have rendered or will render services relating to the Products: (i) has ever been debarred or is subject or debarment or convicted of a crime for which an entity or person could be debarred under 21 U.S.C. Section 335a or (ii) has ever been under indictment for a crime for which a person or entity could be debarred under said Section 335a.

9.2          Additional Representations, Warranties, and Covenants of Serenity. Serenity hereby represents, warrants, and covenants to Allergan that:

(a)      as of the Effective Date, Serenity is entitled to grant the rights and licenses purported to be granted to Allergan under this Agreement, and to assign the rights purported to be assigned to Allergan under this Agreement, and is not currently bound by any agreement with any Third Party, or by any outstanding order, judgment, or decree of any court or administrative agency, that restricts it from granting to Allergan the rights and licenses purported to be granted or assigning to Allergan the rights purported to be assigned as set forth in this Agreement;

(b)      as of the Effective Date, Serenity is the sole and exclusive owner of all right, title, and interest, in, to, and under Assigned Serenity Patent Rights, the Licensed Patent Rights and the Licensed Know How, and Reprise is the sole and exclusive owner of all right, title, and interest, in, to, and under Assigned Reprise Patent Rights;

(c)      as of the Effective Date, the Assigned Patent Rights and the Licensed Patent Rights are free and clear of any liens, charges, encumbrances, or judgments, and Serenity has sufficient rights to assign and grant the licenses and rights purported to be assigned and granted herein, free and clear of any security interests, claims, encumbrances, or charges of any kind;

(d)      Serenity has not granted as of the Effective Date, and will not grant during the term of this Agreement, any right, option, license, or interest in or to any of the

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Licensed Patent Rights, and/or Licensed Know-How that is in conflict with the rights assigned or granted to Allergan under this Agreement;

(e)      as of the Effective Date, there is no legal, administrative, arbitration, or other proceeding, suit, claim, or action of any nature, judgment, decree, decision, injunction, writ, or order pending, or to Serenity’s knowledge threatened by, against or involving Serenity, regarding the Assigned Patent Rights, Licensed Patent Rights, and/or Licensed Know-How, or this Agreement, whether at law or in equity, before or by any Third Party. Serenity has not received any written communications alleging that it has violated, through the manufacture, Development, import, or other exploitation of Products, any intellectual property rights of any Third Party. Serenity shall provide notice of any of the foregoing to the extent they involve the Product, the Assigned Patent Rights, Licensed Patent Rights, Licensed Know-How, and/or this Agreement;

(f)      as of the Effective Date, to Serenity’s knowledge: (i) the Patents in the issued Assigned Patent Rights and Licensed Patent Rights are valid and enforceable; (ii) there is no reason why the claims that may issue from the Patent Applications in the Assigned Patent Rights and Licensed Patent Rights would not be valid and enforceable; and (iii) no Third Party has asserted that any of the Assigned Patent Rights, Licensed Patent Rights, and/or Licensed Know-How is invalid or not enforceable. As of the Effective Date, all applications, registrations, maintenance and renewal fees due in respect of any of the Assigned Serenity Patent Rights and Licensed Patent Rights, and to Serenity’s knowledge, the Assigned Reprise Patent Rights, have been paid and all documents and certificates required to be filed with the relevant agencies for the purpose of maintaining the Assigned Patent Rights and Licensed Patent Rights have been filed. As of the Effective Date, none of the Assigned Patent Rights, the Licensed Patent Rights, and/or Licensed Know-How was developed with federal or state funding from any Governmental Authority such that any Governmental Authority has any march in rights or other rights to use the Assigned Patent Rights, Licensed Patent Rights, and/or Licensed Know-How;

(g)      to Serenity’s knowledge, except as set forth on Exhibit 9.2, no Third Party has infringed or misappropriated any of the Assigned Patent Rights, Licensed Patent Rights, and/or Licensed Know-How;

(h)      as of the Effective Date, to Serenity’s knowledge, except as set forth on Exhibit 9.2, the Assigned Patent Rights, Licensed Patent Rights, and/or Licensed Know-How assigned under Section 2.1 and licensed under Section 2.2 constitutes all of the intellectual property rights that are necessary to make, have made, use, market, sell, offer for sale, have sold, import, export and otherwise exploit the Product in the Field in the Territory;

(i)      as of the Effective Date, Serenity has made available to Allergan copies of all material documents in its possession relating to the Development, manufacture, and commercialization of Product in the Field and the Assigned Patent Rights, Licensed Patent

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Rights, and/or Licensed Know-How, has made available to Allergan all applicable Serenity employees materially involved in the development of the Assigned Patent Rights, Licensed Patent Rights, and/or Licensed Know-How to reasonably assist Allergan in understanding the data and Information delivered to Allergan, to the knowledge of Serenity, has provided complete and accurate factual responses to all material requests for information that were made by Allergan prior to the Effective Date, and Serenity, to the knowledge of Serenity, has not omitted to supply Allergan with any information in its possession concerning the Assigned Patent Rights, Licensed Patent Rights, and/or Licensed Know-How or Product in the Field in the Territory or the transactions contemplated by this Agreement that would be material to Allergan’s decision to enter into this Agreement;

(j)      as of the Effective Date, all inventors of any inventions included within the Assigned Serenity Patent Rights and the Assigned Reprise Patents have assigned their entire right, title, and interest in and to such inventions and the corresponding Patents and Patent Applications to Serenity and Reprise, respectfully, and have been listed in the Assigned Patent Rights as inventors;

(k)      if, during the term of this Agreement, Serenity has reason to believe that it or any of its employees, officers, subcontractors, or consultants rendering services relating to the Product: (i) is or will be debarred or convicted of a crime under 21 U.S.C. Section 335a, or (ii) is or will be under indictment under said Section 335a, then Serenity shall immediately notify Allergan in writing;

(l)      for Product supplied to Allergan by Serenity or Serenity’s subcontractors prior to agreement on the Commercial supply agreement pursuant to Section 4.10(e): (i) all Products are provided free of defects in materials and workmanship and manufacturing; (ii) all Products shall be manufactured in compliance with the applicable Specifications and shall be free and clear of all liens, security interests, and encumbrances; (iii) Serenity’s and Serenity’s subcontractor’s manufacturing facilities will be in compliance with all Applicable Laws, including without limitation, as applicable, with GMP/QSR Regulations and ISO 13485:1996, EN 46001 requirements; and (iv) if applicable, no Product, at the time of delivery to Allergan, shall be adulterated or misbranded or an article which may not be introduced into interstate commerce within the meaning of the FD&C Act;

(m)      Except to the extent that it would not adversely affect the Development, manufacture, Commercialization, or other exploitation of the Product, all Information known to Serenity and relating to the Product in the Field has been kept confidential, except for public disclosures customarily made in the industry. All employees, officers, consultants, agents and contractors of Serenity and its Affiliates, or other Third Parties, to whom Serenity has disclosed such Information have executed, and are subject to, agreements containing confidentiality and non-use restrictions or other obligations of confidentiality binding on such employees, officers, consultants, agents and contractors of Serenity and its Affiliates, or other

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Third Parties with respect to such Information that are at least as stringent as those set forth in Article 12;

(n)      no agreements that Serenity or its Affiliates may have with any Third Party provide such Third Party with any rights of first offer, rights of first refusal, or any other rights to make, have made, use, conduct Clinical Studies for, sell, offer for sale, have sold, import, export, or otherwise exploit the Product in the Field in the Territory or the right to use the Assigned Patent Rights, Licensed Patent Rights, and/or Licensed Know-How in connection with the manufacture, Development, or Commercialization of any Product in the Field in the Territory; and Serenity has received no notice from a Third Party of any suit, action, proceeding, or arbitration pending or threatened against it that the proposed terms and conditions of this Agreement, and the Parties’ performance in accordance therewith, do or shall conflict or interfere with in a manner resulting in a breach or default under, or other violation of, any agreements that Serenity or its Affiliates may have with any Third Party;

(o)      to Serenity’s knowledge, (i) the CPEX License is valid and enforceable in accordance with its terms, is in full force and effect, and there are no approvals or consents required to make it effective, (ii) Serenity has supplied Allergan with a true and correct copy of the CPEX License, together with all amendments, waivers, or other changes thereto, (iii) Serenity has performed all material obligations required to be performed by it in connection with the CPEX License, (iv) Serenity is not in material breach of the CPEX License, (v) Serenity is not in receipt of any claim of default, cure notice, or show cause notice under the CPEX License, and (vi) there is no current material breach or anticipated material breach by any other party to the CPEX License;

(p)      as of the Effective Date, Serenity has provided Allergan with all applicable details on the regulatory status of all Products in the Field in the Territory currently being Developed by Serenity, and Serenity has provided copies of all clearances and applications therefor;

(q)      (i) Serenity is the owner of record of IND Number 76,667 (filed with the FDA) for the Product, except to the extent that Allergan takes ownership pursuant to its rights under this Agreement; and (ii) with respect to all Regulatory Filings to obtain Regulatory Approvals for the Product in the Field: (A) the data, information and/or all other documents in Serenity’s or its Affiliates submissions were, are and shall be free from fraud or material falsity, and neither Serenity nor its Affiliates has made any material misrepresentation or omission in connection with such data; (B) the Regulatory Approvals have not been and will not be obtained either through bribery or the payment of illegal gratuities by Serenity; (C) the data, information and/or all other documents in Serenity’s or its Affiliates’ submissions are, were and shall be accurate and reliable for purposes of supporting approval of the submissions; and (D) the Regulatory Approvals shall be obtained without illegal or unethical behavior of any kind by Serenity or its Affiliates; provided that Serenity shall not be deemed to be in breach of this

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Section 9.2(q) if the violation of this Section 9.2(q) results from the action or omission of Allergan, its Affiliates or Sublicensees;

(r)      Serenity agrees not to, and agrees to cause its Affiliates and Sublicensees not to (i) assign, transfer, convey or otherwise encumber any right, title or interest in or to the Licensed Patent Rights, the Licensed Know-How, or any Regulatory Filings that is subject to the rights and licenses granted in Section 2.2, (ii) grant any license or other right, title or interest in or to any of the foregoing in any manner, or (iii) agree to or otherwise become bound by any covenant not to sue for any infringement, misuse or other action or inaction with respect to any of the foregoing, in each case (clauses (i) to (iii)) to the extent that such action would conflict with the licenses and other rights granted to Allergan and its Affiliates under this Agreement; and

(s)      other than the Reprise-Serenity-Allergan Agreement and the CPEX License, Serenity and/or its Affiliates have not entered into any agreements with any Third Party, pursuant to which any Third Party has granted to Serenity, or Serenity has granted to any Third Party, any rights to licenses to, in or under any of the Assigned Patent Rights, Licensed Patent Rights, Licensed Know-How, or any Patents or other intellectual property rights that relate to Products.

9.3          Additional Representations, Warranties, and Covenants of Allergan. Allergan hereby represents, warrants, and covenants to Serenity that:

(a)      if, during the term of this Agreement Allergan has reason to believe that it or any of its employees, officers, subcontractors, or consultants rendering services relating to the Product: (i) is or will be debarred or convicted of a crime under 21 U.S.C. Section 335a, or (ii) is or will be under indictment under said Section 335a, then Allergan shall immediately notify Serenity in writing;

(b)      as of the Effective Date, there is no legal, administrative, arbitration, or other proceeding, suit, claim, or action of any nature, judgment, decree, decision, injunction, writ, or order pending or, to the knowledge of Allergan’s senior management, threatened by, against Allergan regarding this Agreement, whether at law or in equity, before or by any Third Party. Allergan shall provide notice of any of the foregoing to the extent they involve this Agreement;

(c)      except for information provided by Serenity, its Affiliates or Sublicensees, with respect to all Regulatory Filings to obtain Regulatory Approvals for Products in the Field: (i) the data and information in Allergan’s submissions and modifications thereof shall be free from fraud or material falsity; (ii) the Regulatory Approvals will not be obtained either through bribery or the payment of illegal gratuities by Allergan; (iii) the data and information in Allergan’s submissions and modifications thereof shall be accurate and reliable

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

for purposes of supporting approval of the submissions; and (iv) the Regulatory Approvals shall be obtained without illegal or unethical behavior of any kind by Allergan; provided that Allergan shall not be deemed to be in breach of this Section 9.3(c) if the violation of this Section 9.3(c) results from the action or omission of Serenity, its Affiliates or Sublicensees; and/or

(d)      Allergan agrees not to, and agrees to cause its Affiliates and Sublicensees not to (i) assign, transfer, convey or otherwise encumber any right, title or interest in or to the Allergan Patent Rights, the Assigned Patent Rights, the Licensed Patent Rights, the Allergan Know-How, the CPEX License or any Regulatory Filings that is subject to the licenses granted in Section 2.4, (ii) grant any license or other right, title or interest in or to any of the foregoing in any manner, or (iii) agree to or otherwise become bound by any covenant not to sue for any infringement, misuse or other action or inaction with respect to any of the foregoing, in each case (clauses (i) to (iii)) to the extent that such action would conflict with the licenses and other rights granted to Serenity and its Affiliates under this Agreement.

9.4          Inaccuracies. Without limiting either Party’s rights and remedies at law, in equity or under this Agreement, if, at any point in time (not just at the times when the warranties are deemed granted), either Party becomes aware of any inaccuracies in the foregoing warranties and representations, such Party shall promptly notify the other Party of such inaccuracies, with a detailed written explanation.

10.          INDEMNIFICATION AND INSURANCE.

10.1        Indemnification by Serenity. Except to the extent of any Losses covered by Section 10.2, Serenity and its Affiliates shall defend, indemnify, and hold harmless Allergan, its Affiliates, and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns and representatives from and against any and all damages, losses, suits, proceedings, liabilities, costs (including without limitation reasonable legal expenses, costs of litigation and reasonable attorney’s fees), or judgments, whether for money or equitable relief, of any kind (“Losses”) arising out of a claim by a Third Party arising out of, resulting from or relating to: (a) the gross negligence or willful misconduct of Serenity, its Affiliates, and/or its Sublicensees and its or their respective directors, officers, employees, and agents, in connection with Serenity’s performance of its obligations or exercise of its rights under this Agreement; (b) any material breach by Serenity of any obligation, representation, warranty, or covenant set forth in this Agreement; (c) the failure to comply with Applicable Laws by Serenity, or any of its Affiliates, Sublicensees, agents, or contractors; (d) the Development, Commercialization, transfer, importation, exportation, manufacture, labeling, handling or storage, or use of, or exposure to, any Product by Serenity or any of its Affiliates, Sublicensees, agents, and contractors; (e) any allegation that the manufacture, use, sale, offer for sale, or importation of the Product as described in the Specifications in the Regulatory Approval for the Nocturia Indication in the United States infringes upon or misappropriates the intellectual property rights of any Third Party in the Field in the Territory, ***; and/or (f) any allegation that

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

personal injury or death, or any damage to any property, was caused or allegedly caused by a manufacturing defect in any Product manufactured by Serenity or for Serenity by Third Parties. Notwithstanding the foregoing, Allergan and Serenity agree that reasonable legal expenses, costs of litigation and reasonable attorney’s fees incurred by Allergan in connection with the defense of any Third Party Claim described in Section 10.1(e) shall be borne ***, and accordingly Serenity’s obligation to indemnify Allergan with respect to such legal expenses, costs of litigation and attorney’s fees shall not exceed an amount equal to *** of such legal expenses, costs of litigation and attorney’s fees.

10.2        Indemnification by Allergan. Except to the extent of any Losses covered by Section 10.1, Allergan and its Affiliates shall defend, indemnify and hold harmless Serenity, its Affiliates, and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns and representatives from and against any and all Losses arising out of a claim by a Third Party arising out of, resulting from or relating to: (a) the gross negligence or willful misconduct of Allergan, its Affiliates, and/or its Sublicensees and its or their respective directors, officers, employees, and agents, in connection with Allergan’s performance of its obligations or exercise of its rights under this Agreement; (b) any material breach by Allergan of any obligation, representation, warranty, or covenant set forth in this Agreement; (c) the Development, Commercialization, transfer, importation, exportation, manufacture, labeling, handling or storage, or use of, or exposure to, any Product by Allergan or any of its Affiliates, Sublicensees, agents, and contractors; and/or (d) the failure to comply with Applicable Laws by Serenity, or any of its Affiliates, Sublicensees, agents, or contractors; and/or (e) any allegation that personal injury or death, or any damage to any property, was caused or allegedly caused by a manufacturing defect in any Product manufactured by Allergan or for Allergan by Third Parties.

10.3        Process for Indemnification. A claim to which indemnification applies under Section 10.1 or Section 10.2 shall be referred to herein as an “Indemnification Claim”. If a party (collectively, the “Indemnitee”) intends to claim indemnification under Section 10.1 or Section 10.2, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the Indemnification Claim as described in this Section 10.3, above, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests, without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld, delayed, or conditioned. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 12.

10.4        Insurance.

(a)      At all times during the term of this Agreement and for *** years thereafter, Serenity shall at its sole cost: (i) maintain Commercial General Liability, including without limitation product liability insurance (including without limitation bodily injury and property damage coverage and all of Serenity’s indemnification obligations hereunder)) including coverages of: (A) products and completed operations; (B) premises – operations; and (C) broad form contractual liability at limits not less than US $*** per occurrence/US $*** aggregate (D) if a claims made policy, coverage will include a retro date prior to the inception of this Agreement (collectively, the “Serenity Insurance Policies”); (ii) include Allergan as “Additional Insured” under the Serenity Insurance Policies; and (iii) provide, within thirty (30) days of Allergan’s request, Certificates of Insurance verifying insurance limits agreed upon as well as a thirty (30) day notice of cancellation, non-renewal, or material change;. Serenity shall obtain all the insurance policies described in clauses (i) through (vii) from insurers having A.M. Best’s Ratings of A - VII or higher. Any and all deductibles in the above described insurance policies shall be assumed by Serenity. The policy limits stated above do not limit the obligation of Serenity under this Agreement.

(b)      At all times during the term of this Agreement and for *** years thereafter, Allergan shall at its sole cost: (i) maintain Commercial General Liability, including without limitation product liability insurance (including without limitation bodily injury and property damage coverage) including coverages of: (A) products and completed operations; (B) premises – operations; and (C) broad form contractual liability at limits not less than US $*** per occurrence/US $*** aggregate (collectively, the “Allergan Insurance Policies”); (ii) include Serenity as “Additional Insured” under the Allergan Insurance Policies; and (iii) provide, within thirty (30) days of Serenity’s request, Certificates of Insurance verifying insurance limits agreed upon as well as a thirty (30) day notice of cancellation, non-renewal or material change; Allergan shall obtain all the insurance policies described in clauses (i) through (vi) from insurers having A.M. Best’s Ratings of A - VII or equivalent. Any and all deductibles in the above described insurance policies shall be assumed by Allergan. The policy limits stated above do not limit the obligation of Allergan under this Agreement.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

11.          LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTY.

11.1        LIMITATION OF LIABILITY. EXCEPT FOR BREACH BY EITHER PARTY OF ARTICLE 12, AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT, STATUTES, OR ANY OTHER LEGAL THEORY, AND WHETHER SUCH FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

11.2        DISCLAIMER OF WARRANTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.

12.          CONFIDENTIALITY.

12.1        Confidentiality; Exceptions.

(a)      Confidentiality. For the term of this Agreement and for a period of *** years thereafter, each Party shall maintain in confidence all Information and materials of the other Party disclosed or provided to it by the other Party pursuant to this Agreement and/or the Mutual Confidential Disclosure Agreement between Serenity and Allergan, Inc., dated April 3, 2008 (the “Confidentiality Agreement”) and identified as confidential, either in writing or verbally (together with all embodiments thereof, the “Confidential Information”). Confidential Information also includes, but is not limited to, Information generated during the course of performing the activities contemplated under this Agreement, including without limitation the any Development and Supply Plan, and Information regarding intellectual property and confidential or proprietary Information of Third Parties. In addition, and notwithstanding the foregoing, any and all Information constituting Inventions or relating to Products (except to the extent relating solely to the PNE Indication), the Assigned Patent Rights and/or the Licensed Patent Rights shall be deemed to be Confidential Information of Allergan, even if such Information is initially generated and disclosed by Serenity. The terms and conditions of this Agreement shall be deemed Confidential Information of both Parties.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(b)      Exceptions. Notwithstanding the foregoing, the obligations of nondisclosure and non-use set forth in this Article 12 shall not apply to any portion of Information or materials that the receiving Party can demonstrate by contemporaneous written records was: (i) known to the general public at the time of its disclosure to the receiving Party, or thereafter became generally known to the general public, other than as a result of actions or omissions of the receiving Party or anyone to whom the receiving Party disclosed such Information; (ii) known by the receiving Party prior to the date of disclosure by the disclosing Party; (iii) disclosed to the receiving Party on an unrestricted basis from a source unrelated to the disclosing Party and not under a duty of confidentiality to the disclosing Party; or (iv) independently developed by the receiving Party by personnel that did not have access to or use of Confidential Information of the disclosing Party. Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or known to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation thereof are published or known to the general public or are in the rightful possession of the receiving Party.

12.2        Degree of Care. Each Party shall take reasonable steps to maintain the confidentiality of the Confidential Information of the other Party, which steps shall be no less protective than those steps that such Party takes to protect its own Information and materials of a similar nature, but in no event less than a reasonable degree of care. Neither Party shall use or permit the use of any Confidential Information of the other Party except for the purposes of carrying out its obligations or exercising its rights under this Agreement or the Confidentiality Agreement, and neither Party shall copy any Confidential Information of the other Party except as may be reasonably useful or necessary for such purposes. All Confidential Information of a Party, including without limitation all copies and derivations thereof, is and shall remain the sole and exclusive property of the disclosing Party and subject to the restrictions provided for herein. Neither Party shall disclose any Confidential Information of the other Party other than as permitted under this Agreement.

12.3        Permitted Disclosures. The obligations of Sections 12.2, and 12.6 shall not apply to the extent that the receiving Party (a) is required to disclose Confidential Information it receives pursuant to (i) an order of a court of competent jurisdiction, (ii) Applicable Laws, (iii) regulations or rules of a securities exchange, including without limitation as required in connection with a public offering of a Party’s stock or to comply with regulations imposed by the United States Securities and Exchange Commission, NASDAQ or stock exchange disclosure requirements, (iv) requirement of a governmental agency for purposes of obtaining approval to test or market the Product, (v) disclosure of Information to a patent office for the purposes of filing or prosecuting a Patent Application as permitted in this Agreement, or (vi) the exercise by each Party of its rights granted to it under this Agreement or its retained rights, or (b) discloses such Confidential Information to Affiliates, potential or actual acquirers, merger partners, licensees, external advisors, Sublicensees, assignees, subcontractors, licensors, investment bankers, investors, lenders, venture capital firms, investment bankers, or other potential financial partners, and their and each of the Parties’ respective directors, employees,

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

contractors, and agents; provided that such Third Party or person or entity in subsection (b) (except for venture capital firms) agrees to confidentiality and non-use obligations with respect thereto at least as stringent as those specified for in this Article 12; provided that, in the case of (a)(i) through (iv), the receiving Party shall provide prior written notice thereof to the disclosing Party and, where practicable, reasonable opportunity for the disclosing Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefore, which review and comment shall be provided at least *** days after the disclosing party receives such written notice. In addition to the foregoing, at Serenity’s request, Allergan shall review and approve in good faith the use by Serenity of a packet of Confidential Information of Allergan provided by Serenity that Serenity may disclose, under commercially reasonable confidentiality obligations that are less stringent than those specified for in this Article 12, to actual or potential investment bankers, investors, lenders, venture capital firms, investment bankers, or other potential financial partners, and their and each of the Parties’ respective directors, employees, contractors, and agents for purposes of raising capital.

12.4        Irreparable Injury. The Parties acknowledge that either Party’s breach of this Article 12 would cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the nonbreaching Party may seek injunctive relief, whether preliminary or permanent, in addition to any other remedies it may have at law or in equity, without necessity of posting a bond.

12.5        Return of Confidential Information. Each Party shall return or destroy, at the other Party’s instruction, all Confidential Information of the other Party in its possession upon termination or expiration of this Agreement, except any Confidential Information that is necessary to allow such Party to perform or enjoy any of its rights or obligations that expressly survive the termination or expiration of this Agreement.

12.6        Public Disclosure. The Parties agree that the initial public announcement of the execution of this Agreement shall be in the form set forth on Exhibit 12.6 (the “Press Release”). Allergan shall determine the timing of disclosure of such Press Release.

(a)      During the term of this Agreement, in all cases other than the announcement set forth in the Press Release, Serenity shall submit to Allergan for review and approval all proposed press releases, academic, scientific, and medical publications and public presentations, including without limitation any and all abstracts, public presentations at congresses or scientific meetings or other public meetings, and any publication manuscripts, relating to each Product and/or resulting from Development activities under this Agreement that have not been previously publicly disclosed and that are not otherwise permitted under Section 12.3. Such review and approval shall be conducted for the purposes of preserving intellectual property protection and determining whether any portion of the proposed publication or presentation containing the Confidential Information of Allergan should be modified or deleted. Notwithstanding anything to the contrary, Allergan reserves the right to determine the timing of

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

such a presentation or abstract submission or publication. Serenity shall submit written copies of such proposed publications and presentations (other than press releases to Allergan no later than *** days before submission for publication or presentation. Allergan shall review such publications and presentations in good faith, and provide its comments, if any, and (if it so chooses) its approval within *** days after its receipt of any other written copy.

(b)      During the term of this Agreement, Allergan shall have the right to issue, publish and present press releases, academic, scientific, and medical publications and public presentations, including without limitation abstracts, public presentations at congresses or scientific meetings or other public meetings, and publication manuscripts, relating to each Product and/or resulting from Development activities under this Agreement that have not been previously publicly disclosed and that are not otherwise permitted under Section 12.3; provided that prior to the date on which the first Regulatory Approval is received for a Product, Allergan shall not include any Confidential Information of Serenity in such release, publication, or presentation.

(c)      This Agreement supersedes the Confidentiality Agreement, provided that all “Confidential Information” disclosed by a Party thereunder shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.

13.          TERM AND TERMINATION.

13.1        Term. The term of this Agreement shall commence as of the Effective Date and, unless sooner terminated as specifically provided in this Agreement, shall continue in effect on a country-by-country basis until the expiration of the last to expire Royalty Term in such country.

13.2        Termination by Allergan. Allergan shall have the right to terminate this Agreement at will upon *** days prior written notice to Serenity.

13.3        Termination for Material Breach.

(a)      If either Party believes the other Party is in material breach of an obligation under this Agreement, it may give notice of such breach to such other Party, and such other Party shall have *** days in which to remedy such material breach. Subject to Section 13.3(b), if such alleged material breach is not remedied in the time period set forth above, the nonbreaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement upon written notice to such other Party.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(b)      If the allegedly breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the nonbreaching Party pursuant to Section 13.3(a), and the allegedly breaching Party provides notice to the nonbreaching Party of such dispute within *** days after receipt of such notice, the nonbreaching Party shall not have the right to terminate this Agreement unless and until the existence of such material breach by the allegedly breaching Party has been determined in accordance with Section 14.9 (each such termination delay, a “Toll Period”) and the breaching Party fails to cure such default within *** days following such determination; provided that, if it is determined that such material breach occurred and such breach is not cured within such *** day period, then, for purposes of Section 13.5(c)(iii), this Agreement shall be deemed to have been terminated as of the date of delivery of notice of such breach under Section 13.3(a). During the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. Notwithstanding anything to the contrary in the foregoing, neither Party shall be entitled to more than *** Toll Periods in any *** year period during the term of this Agreement.

13.4        Termination upon Insolvency. To the extent permitted under Applicable Laws, either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within *** days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors.

13.5        Consequences of Expiration or Termination.

(a)      Upon expiration of this Agreement under Section 13.1 in a country, Allergan shall have a fully paid-up, irrevocable, perpetual, transferable, sublicenseable, non-exclusive license, under the Licensed Patent Rights in such country and Licensed Know-How, to Develop, make, use, sell, offer to sell, import, and Commercialize Products in the Field in such country.

(b)      Upon early termination of this Agreement by Allergan pursuant to Section 13.2 or Serenity pursuant to Section 13.3 or 13.4:

(i)          Allergan shall assign and transfer to Serenity, and shall cause its Affiliates and Sublicensees to assign and transfer to Serenity, without additional compensation, all of their right, title, and interest in, to, and under, subject to any licenses or

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

sublicenses granted by Allergan that expressly survive any such termination pursuant to Section 2.3:

(A)        any and all Assigned Serenity Patent Rights and Allergan Patent Rights;

(B)        all Regulatory Filings and Regulatory Approvals relating to Products;

(C)        its entire right in the CPEX License and any other agreement with any Third Party pursuant to which such Third Party has granted rights to Allergan, or has agree to perform activities, in each case, that are necessary or useful for the Development or Commercialization of Products; and

(D)        its entire right title in interest in and to the Products Trademarks.

(ii)          Allergan shall assign and transfer to Reprise, and shall cause its Affiliates and Sublicensees to assign and transfer to Reprise, without additional compensation, all of their right, title, and interest in, to, and under the Assigned Reprise Patent Rights, subject to any licenses or sublicenses granted by Allergan that expressly survive any such termination pursuant to Section 2.3 and the Reprise-Serenity-Allergan Agreement.

(iii)          Notwithstanding anything in Section 13.5(b)(i), in the case that the items listed in 13.5(b)(i) relate to compounds or products other than Products, then Allergan, its Affiliates and Sublicensees shall retain their respective rights thereto to the extent that they relate to the products other than Products, and grant to Serenity as of the effective date of such termination a sole and exclusive (including with regard to Allergan, its Affiliates and Sublicensees, a perpetual, irrevocable, worldwide, royalty-free license, with the right to grant sublicenses (through multiple tiers of sublicensees), under any such (A) Allergan Patent Rights and Allergan Know-How and (B) all Regulatory Filings and Regulatory Approvals relating to Products, in each case (clauses (A) and (B)) solely to Develop and Commercialize Product in the Field in the Territory.

(iv)          Allergan shall cease all use of the all use of the Assigned Patent Rights, Allergan Patent Rights, Allergan Know-How, Licensed Know-How and Licensed Patents Rights in connection with the Development or Commercialization of Products.

(v)          Upon early termination of this Agreement by Serenity pursuant to Section 13.3 or 13.4, but not by Allergan pursuant to Section 13.2, all amounts due or payable to Serenity that were accrued, or that arise out of acts or events occurring, prior to the effective date of such termination shall remain due and payable, but Allergan shall have no obligation to make any payments accruing under this Agreement after the effective date of such termination, except as otherwise set forth in Section 13.5(b)(viii).

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(vi)          Upon early termination of this Agreement by Allergan pursuant to Section 13.2, but not by Serenity pursuant to Section 13.3 or 13.4, all amounts due or payable to Serenity that were accrued, or that arise out of acts or events occurring, prior to the date of notice of such termination shall remain due and payable, but Allergan shall have no obligation to make any payments accruing under this Agreement after such date of notice of such termination, except as otherwise set forth in Section 13.5(b)(viii).

(vii)          Subject to any licenses or sublicenses granted by Allergan that expressly survive any such termination pursuant to Section 2.3, the licenses and rights granted to Allergan pursuant to Sections 2.2 and 2.5 shall terminate.

(viii)        Should Allergan have any inventory of any Product approved and allocated prior to termination for sale in the Territory, Allergan shall for a period not to exceed *** months following the effective date of such termination be permitted to sell any such inventory of the Product in the Field in its, or its Affiliates’ or Sublicensees’, possession, and the licenses hereunder shall continue on a non-exclusive basis until all such units have been sold, provided that (A) such Product shall not be sold at a discount to a purchaser that is greater than the average discount provided to such purchaser for such Product during the *** month period preceding such termination and, in addition, such sales shall not result in the applicable wholesaler inventory levels for such Product exceeding the average levels for the *** month period preceding such termination, and (B) Allergan continues to pay, during the applicable Royalty Term, the applicable royalty and, if applicable, sales milestones, on resulting applicable Net Sales by Allergan, its Affiliates, or its Sublicensees of Product in the Territory.

(c)      Upon early termination of this Agreement by Allergan pursuant to Section 13.3 or 13.4:

(i)        Serenity shall cease its practice of the licenses granted to it pursuant to Section 2.4,

(ii)        upon Allergan’s written request to Serenity, Serenity shall assign and transfer to Allergan, without additional compensation, its entire right in all clinical and related study data based on use or research on Product(s) and all Regulatory Filings and Regulatory Approvals for Products,

(iii)        Allergan shall continue to have the right to continue to exercise its license under Section 2.2, subject to the payment of the milestone payments pursuant to Section 7.3 and royalty payments pursuant to Section 7.4(a)(i) due to Serenity; provided that, without limiting any other remedy available at law or in equity, any and all of such payments shall be reduced to *** percent (***%) of those otherwise payable pursuant to Sections 7.3 and 7.4(a)(i); provided further that, ***, and is not the result of intentional misconduct or any breach that materially affects the value of the Product ***, any and all of such payments shall be reduced to *** percent (***%) of those otherwise payable pursuant to Sections 7.3 and 7.4(a)(i);

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

(iv)        all amounts due or payable to Allergan that were accrued, or that arise out of acts or events occurring, prior to the effective date of termination shall remain due and payable; and

(v)        the licenses and rights granted to Serenity pursuant to Section 2.4 shall terminate. For clarity, the provisions that survive any such termination shall continue to be subject to termination by Serenity for Allergan’s material, uncured breach.

13.6        General Surviving Obligations. The rights and obligations set forth in this Agreement shall extend beyond the expiration or termination of the Agreement only to the extent expressly provided for herein, or to the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. Expiration or termination of this Agreement for any reason shall not (a) release any Party from any obligation that has accrued prior to the effective date of such expiration or termination (including without limitation the obligation to pay amounts accrued and due under this Agreement prior to the effective date of such termination but that are unpaid or become payable thereafter), (b) preclude any Party from claiming any other damages, compensation, or relief that it may be entitled to upon such expiration or termination, or (c) terminate any right to obtain performance of any obligation provided for in this Agreement that shall survive expiration or termination. Without limiting the foregoing, the Parties have identified various rights and obligations which are understood to survive, as follows. In the event of expiration or termination of this Agreement for any reason, the following provisions shall survive in addition to others specified in this Agreement to survive in such event: Sections 2.7, 4.9 (for the period set forth therein), 5.2, 5.3 (for *** years after such expiration or termination, but, with respect to subcontractors, only to the extent permitted in the applicable subcontract), 5.4, 5.5, 5.6, 5.7, 8.1(a), 10.1, 10.2, 10.3, 10.4 (for the applicable period set forth therein), 13.5 (as applicable), 13.6, and 13.7 and Articles 1, 7 (with respect to (i) unpaid payments that have accrued thereunder prior to the date of termination, and (ii) payments that are expressly payable following termination as set forth herein), 11, 12 (for the period set forth in Section 12.1, provided that the penultimate sentence of Section 12.1(a) shall not survive any termination by Allergan pursuant to Section 13.2 or by Serenity pursuant to Section 13.3), and 14. All other provisions not expressly set forth above or in Section 13.5, as applicable, shall terminate.

13.7        Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Serenity or Allergan are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 61 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the United States Bankruptcy Code, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

14.          MISCELLANEOUS.

14.1        Agency. Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer, or legal representative of the other Party for any purpose, except as expressly set forth in Section 5.1(a)(ii). Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

14.2        Assignment. Except as expressly provided in this Agreement, neither Party may assign any rights or delegate any duties under this Agreement to any Third Party without the prior written consent of the other Party; provided, however, that either Party may freely assign (a) its right to receive royalty payments hereunder without such consent of the other Party, or (b) this Agreement as a whole without such consent to an Affiliate or to a Successor in connection with a Change of Control of such Party or of that part of such Party’s business to which this Agreement relates, provided that such Party provides written notice to the other Party of such Change of Control and such Successor agrees in writing to be bound as such Party hereunder. Notwithstanding the foregoing ***, Serenity and its Affiliates shall not permitted to, and shall not, assign any rights or delegate any duties under this Agreement to any Third Party (whether by Change of Control or otherwise) without the prior written consent of Allergan, which consent may be withheld in Allergan’s sole discretion. This Agreement shall be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s Successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or transfer not in accordance with this Section 14.2 shall be void. Notwithstanding anything to the contrary in this Agreement, if a Party undergoes a Change of Control, no Information, Patent, Patent Application or other intellectual property rights owned or otherwise controlled by any Third Party (and its Affiliates) involved in such Change of Control prior to such Change of Control, or developed or obtained thereafter outside the scope of activities conducted with respect to Products, shall be included in the Information, Patent, Patent Application or other intellectual property rights licensed to the other Party under this Agreement.

14.3        Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

14.4        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when personally delivered or sent by confirmed facsimile (with hard copy to follow); (b) one (1) Business Day after sent by reputable overnight express courier (charges prepaid); or (c) five (5) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, such notices to Serenity and Allergan shall be sent to the addresses indicated below:

If to Allergan, addressed to:

Allergan Sales, LLC 2525 Dupont Drive Irvine, CA 92612
Attn: General Counsel Facsimile No.: ***

and

Allergan USA, Inc. 2525 Dupont Drive Irvine, CA 92612
Attn: General Counsel Facsimile No.: ***

and

Allergan, Inc. 2525 Dupont Drive Irvine, CA 92612
Attn: General Counsel Facsimile No.: ***

If to Serenity, addressed to:	Serenity Pharmaceuticals LLC
105 Hawk Court
Milford, PA 18337
Attn: Samuel Herschkowitz

With a copy (not constituting notice) to

Goodwin Procter LLP
The New York Times Building 620 Eighth Avenue New York, NY 10018-1405
Attention: ***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

Telephone:*** Facsimile No.:***

14.5        Amendment. No amendment, modification, or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

14.6        Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

14.7        Counterparts; Electronic Delivery. This Agreement may be executed simultaneously in two or more counterparts, any of which need not contain the signature of more than one Party but both such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

14.8        Construction. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

14.9        Governing Law; Dispute Resolution.

(a)      This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S.A. without regard to its or any other jurisdiction’s choice of law rules that would result in the application of the laws of any jurisdiction other than the State of New York, U.S.A.

(b)      Except as otherwise provided in this Agreement, in the event of any dispute, controversy, or claim (“Dispute”) between the Parties in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party under this Agreement, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within *** Business Days after one Party provides notice to the other Party of such Dispute, either Party may, by written notice to the other Party, refer such Dispute to the

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

other Party for attempted resolution by good faith negotiation by the Executive Officers within *** days after such notice is received. In the event that any Dispute is not resolved under the foregoing provisions, each Party may, at its sole discretion, seek resolution of such Dispute in accordance with Section 14.9(c).

(c)      In the event the Parties’ Executive Officers are not able to resolve such dispute, either Party may at any time after such *** day period submit such dispute to be finally settled by arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of submission. The arbitration shall be heard and determined by three (3) arbitrators. Allergan and Serenity shall each appoint one arbitrator and the third arbitrator shall be selected by the two Party-appointed arbitrators, or, failing agreement within *** days following the date of receipt by the respondent of the claim, by the AAA. Such arbitration shall take place in New York, NY. The arbitration award so given shall be a final and binding determination of the dispute, shall be fully enforceable in any court of competent jurisdiction, and shall not include any damages expressly prohibited by Section 11.1. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the dispute resolution procedures set forth in this Section 14.9(c) are pending.

(d)      Notwithstanding anything herein to the contrary, nothing in this Section 14.9 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, including in a court of law, if necessary to protect the interests of such Party. This Section 14.9(d) shall be specifically enforceable.

(e)      Notwithstanding the foregoing, any disputes regarding the validity, scope or enforceability of Patents or trademarks shall be submitted to a court of competent jurisdiction in the territory in which such rights apply.

14.10      Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

14.11      Compliance with Applicable Laws. Each Party will comply with all Applicable Laws in performing its obligations and exercising its rights hereunder.

14.12      Remedies. The exercise of any remedies hereunder shall be cumulative and in addition to and not in limitation of any other remedies available to such Party at law or in equity.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

14.13      Force Majeure. Neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, or civil unrest (“Force Majeure”); provided that the affected Party promptly notifies the other Party and further provided that the affected Party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed. In the event any such Force Majeure event continues for *** months or more, the unaffected Party shall have the right to terminate this Agreement pursuant to Section 13.3, effective as of the date of delivery of notice, which notice shall not be delivered prior to the end of such *** month period.

14.14      Interpretation. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Applicable Laws herein shall be construed as referring to such Applicable Laws as from time to time enacted, repealed or amended, (c) any reference herein to any person or entity shall be construed to include the person’s or entity’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections, Exhibits, Schedules or Appendices, unless otherwise specifically provided, shall be construed to refer to Articles, Sections, Exhibits, Schedules and Appendices of this Agreement.

14.15      Entire Agreement of the Parties. This Agreement and the exhibits attached hereto constitute and contain the complete, final, and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including without limitation the Confidentiality Agreement (defined in Section 12.1(a)), and neither Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. To the extent that anything set forth in an exhibit attached hereto conflicts with the terms of this Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives as set forth below:

SERENITY PHARMACEUTICALS LLC

By:	/s/ SAMUEL HERSCHKOWITZ, M.D.

Name:	Samuel Herschkowitz, M.D.

Title:	Chief Executive Officer

ALLERGAN SALES, LLC

By:	/s/ DAVID M. LAWRENCE

Name:	David M. Lawrence

Title:	Vice President

ALLERGAN USA, INC.

By:	/s/ DAVID M. LAWRENCE

Name:	David M. Lawrence

Title:	Vice President

ALLERGAN, INC.

By:	/s/ DAVID M. LAWRENCE

Name:	David M. Lawrence

Title:	Senior Vice President, Corporate Development

[Signature Page to License, Transfer, and Development Agreement]

EXHIBIT 1.8

ASSIGNED REPRISE PATENT RIGHTS

Country	Serial number	Status	Title	Patent Number	Priority Date

***	***	***	***	***	***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 1.9

ASSIGNED SERENITY PATENT RIGHTS

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 1.18

COMPOUND

“Compound” means (a) Desmopressin (1-desamino-8-D-arginine vasopressin, dDAVP), and (b) ***.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 1.26

DEVELOPMENT SAFETY TRIGGERS

A Development Safety Trigger shall be any one or more of the following events or occurrences, to the extent arising from treatment of a patient with the Product for the PNE Indication:

***

If the *** not the result of treatment with the Product ***, the Parties will discuss such events or occurrences in good faith. Allergan shall have the sole decision-making authority with respect to any dispute between the Parties regarding the cause of such events or occurrences.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 1.27

DEVICE(S)

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 1.45

LICENSED PATENT RIGHTS

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 1.49

NOCTURIA DEVELOPMENT AND SUPPLY PLAN

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 2.1(a)(i)

FORM OF PATENT ASSIGNMENT

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

PATENT ASSIGNMENT

WHEREAS, [                    ] (“ASSIGNOR”), a company organized and existing under the laws of [                    ], having an address at [                                        ] is the owner of the entire right, title and interest in, to and under [                                        ] and of the invention therein described; and

WHEREAS, Allergan, Inc. (“ASSIGNEE”), a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 is desirous of obtaining the entire right, title and interest in, to and under such patent application and any patents which may issue thereon and such invention.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer and set over, unto ASSIGNEE, its successors, legal representatives and assigns, the entire right, title and interest, including, without limitation, the right to sue for past infringement, in, to and under the invention, and the patent application and any patents which may issue thereon and all divisions, renewals and continuations thereof, and all patents of the United States which may be granted thereon and all reissues and extensions thereof; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may hereafter be filed for the invention in any country or countries foreign to the United States, together with the right to file such applications and the right to claim for the same the priority rights derived from the patent application under the patent laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors’ certificates and designs which may be granted for said invention in any country or countries foreign to the United States and all extensions, renewals and reissues thereof; and

ASSIGNOR HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

IN WITNESS AND IN TESTIMONY WHEREOF, I, as a duly authorized representative of ASSIGNOR, hereunto set my hand and seal this              day of                     .

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

[ ]

State of	)
	)	SS.:
County of	)

On this              day of                     , before me, a Notary Public in and for the State and County aforesaid, personally appeared [                                ] to me known and known to me to be the person of that name, who signed and sealed the foregoing instrument, and he acknowledged the same to be his free act and deed.

Notary Public

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 3.3

MEMBERSHIP OF THE JOINT DEVELOPMENT COMMITTEE

Allergan’s Members:

Voting Members:

***

Non-Voting Member:

***

or

***

Serenity’s Members:

Voting Members:

***

Non-Voting Member:

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 3.4

MEMBERSHIP OF THE JOINT SUPPLY COMMITTEE

Allergan’s Members:

Voting Members:

***

Non-Voting Member:

***

Serenity’s Members:

Voting Members:

***

Non-Voting Member:

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 4.1(d)

KEY DEVELOPMENT PERSONNEL

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 4.3(a)(iv)

NON-SHARED ACTIVITIES

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 4.7(a)(i)

SERENITY SUBCONTRACTORS PRIOR TO EFFECTIVE DATE

Serenity has entered into agreements regarding the performance of Development activities with the following parties:

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 4.7(a)(ii)

EXISTING CLINICAL TRIAL AGREEMENTS

Serenity has entered into Clinical Trial agreements regarding the performance of certain Development activities with the following investigators:

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 4.10(b)

SERENITY MANUFACTURERS AS OF THE EFFECTIVE DATE

Serenity obtains components for the manufacture of the Product on a purchase order basis from the following suppliers:

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 4.10(d)

SPECIFICATIONS

Product

Statement of Composition of Product

The desmopressin drug product is an *** intended for intranasal delivery. It contains ***. It is ***. The components of the *** formulation are as follows:

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 4.10(i)

UNIT TRANSFER PRICE CAP

Unit Transfer Price Cap During *** after First Commercial Sale

Tiered Costs based on Volume of Units Ordered for *** after First Commercial Sale

	Tier 1	Tier 2	Tier 3	Tier 4
U.S. Vol (‘000s) per year	***	***	***	***

Unit Transfer Price Cap	***	***	***	***

The Unit Transfer Price Cap for each of the tiers for the *** after First Commercial Sale will be adjusted based on annual adjustments for inflation, if any, of the prices paid by Serenity to DPT under the DPT Commercial Supply Agreement.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 4.10(j)

EQUIPMENT

“Equipment” means the (i) ***, and (ii) *** that are used for the production of Products.

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 9.2

EXCEPTIONS TO SERENITY REPRESENTATIONS

These exceptions to Serenity’s representations set forth in this Exhibit 9.2 shall not add to or otherwise affect the rights or obligations of the Parties as set forth in this Agreement. Except as set forth below, there are no exceptions to the representations and warranties set forth in Section 9.2(g) or 9.2(h).

Exception to Representation in Section 9.2(g):

***

Exception to Representation in Section 9.2(h):

***

***Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 12.6

PRESS RELEASE

ALLERGAN AND SERENITY PHARMACEUTICALS ENTER INTO GLOBAL AGREEMENT

FOR THE TREATMENT OF NOCTURIA

IRVINE, Calif. & Milford, Pa., April 1, 2010, Allergan, Inc. (NYSE: AGN) and Serenity Pharmaceuticals, LLC today announced a global agreement for the development and commercialization of Ser-120, a Phase III investigational drug currently in clinical development for the treatment of nocturia, a common yet often under-diagnosed urological disorder in adults characterized by frequent urination at night time.

Under the terms of the agreement, Allergan receives exclusive worldwide rights to develop, manufacture and commercialize Ser-120. The agreement encompasses all potential indications except Primary Nocturnal Enuresis (pediatric bedwetting). Allergan will make an upfront payment to Serenity of $43 million, potential development and regulatory milestone payments of up to $122 million, future potential sales milestones, and royalty payments on worldwide sales.

“There is a significant unmet medical need for the treatment of nocturia, which often affects patients who suffer from urologic conditions such as overactive bladder, benign prostatic hyperplasia and general primary nocturia. With Allergan’s strategic focus on establishing a strong urology franchise and its proven track record in pharmaceutical development and commercialization, we are convinced that this will be a successful partnership,” said Samuel Herschkowitz, M.D., Chief Executive Officer of Serenity Pharmaceuticals.

“We are pleased to be partnering with Serenity to further explore the potential of Ser-120 as a possible treatment for nocturia, a condition that can negatively impact a patient’s quality of life. If successful, Ser-120 would complement our emerging urology portfolio of treatments for a variety of urinary disorders,” said Scott Whitcup, M.D., Allergan’s Executive Vice President, Research & Development and Chief Scientific Officer.

About SER-120

Ser-120 is a novel, nasally administered clinical drug candidate in Phase III clinical trials being investigated for its safety and efficacy in relieving the symptoms of nocturia and mitigating excessive urinary frequency at night.

About Serenity Pharmaceuticals.

Founded in 2006 and headquartered in Milford, Pa., Serenity develops patented pharmaceuticals using unique delivery mechanisms combined with low threshold efficacious formulations. This dual approach allows Serenity to engineer safer drugs with minimal side effects in targeted populations.

About Allergan, Inc.

Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential - to see more clearly, move more freely, express themselves more fully. The Company employs approximately 8,300 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its

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discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.

Serenity Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the compound described in this release will move from early stage development into full product development, that clinical trials of this compound will support a regulatory filing, or that the compound will receive regulatory approval or become a commercially successful product. Nor is there any guarantee that the transaction described in this release will receive the necessary regulatory approvals to close. Forward-looking statements in the press release should be evaluated together with the many uncertainties that can effect the full development of this pharmaceutical. Serenity undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Contact us at akodsi@serenitypharma.com or 917-548-8181.

Allergan Forward-Looking Statement

This press release contains “forward-looking statements,” including statements by Dr. Herschkowitz and Dr. Whitcup, and other statements regarding the safety, effectiveness, development timing and market potential associated with Ser-120. If the underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s expectations and projections. Risks and uncertainties include, among other things, general industry and pharmaceutical market conditions; technological advances and patents attained by competitors; challenges inherent in the research and development and regulatory processes; challenges related to product marketing, such as the unpredictability of market acceptance for new products; inconsistency of treatment results among patients; the potential for product failures; potential difficulties in manufacturing new products; and governmental laws and regulations affecting domestic and foreign operations. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning these and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2009 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan are available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

Serenity Pharmaceuticals LLC

Media

Dia Onizawa, 718-797-1691

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donizawa@serenitypharma.com

Allergan, Inc.

Media

Caroline Van Hove, 714-246-5134

vanhove_caroline@allergan.com

or

Investors

Jim Hindman, 714-246-4636

hindman_jim@allergan.com

Joann Bradley, 714-246-4766bradley_joann@allergan.com

Emil Schultz, 714-246-4474

schultz_emil@allergan.com

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